IN THE UNITED STATES BANKRUPTCY COURT
                   FOR THE NORTHERN DISTRICT OF ILLINOIS
                              EASTERN DIVISION

In re:                                  )        Chapter 11
                                        )
COMDISCO, INC.                          )        (Jointly Administered)
et al.,                                 )
                  Debtors.              )        Case No.  01-24795



               FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
                 COMDISCO, INC. AND ITS AFFILIATED DEBTORS
                         AND DEBTORS IN POSSESSION













John Wm. Butler, Jr.
George N. Panagakis
Felicia Gerber Perlman
SKADDEN, ARPS, SLATE, MEAGHER
     & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois  60606-1285
(312) 407-0700


ATTORNEYS FOR DEBTORS
Dated:   June 13, 2002






                             TABLE OF CONTENTS

                                                                                                      PAGE

INTRODUCTION........................................................................................A - 1

ARTICLE I

     DEFINED TERMS AND RULES OF INTERPRETATION......................................................A - 4
     A.  Definitions................................................................................A - 4
           1.1      "Administrative Claim"..........................................................A - 4
           1.2      "Administrative Claims Bar Date"................................................A - 4
           1.3      "Affiliate Debtors".............................................................A - 4
           1.4      "Affiliate Interest"............................................................A - 4
           1.5      "Affiliates"....................................................................A - 4
           1.6      "Allowed".......................................................................A - 4
           1.7      "Allowed Claim".................................................................A - 4
           1.8      "Allowed ... Claim".............................................................A - 4
           1.9      "Avoidance Claims"..............................................................A - 4
           1.10     "Ballot"........................................................................A - 5
           1.11     "Bankruptcy Code"...............................................................A - 5
           1.12     "Bankruptcy Court"..............................................................A - 5
           1.13     "Bankruptcy Rules"..............................................................A - 5
           1.14     "Bar Date"......................................................................A - 5
           1.15     "Bar Date Order"................................................................A - 5
           1.16     "Business Day"..................................................................A - 5
           1.17     "Cash"..........................................................................A - 5
           1.18     "Cash Reserve"..................................................................A - 5
           1.19     "Causes of Action"..............................................................A - 5
           1.20     "Certificates of Incorporation and By-laws".....................................A - 5
           1.21     "Chapter 11 Cases"..............................................................A - 5
           1.22     "Chief Executive Officer".......................................................A - 6
           1.23     "Claim".........................................................................A - 6
           1.24     "Claims Objection Deadline".....................................................A - 6
           1.25     "Class".........................................................................A - 6
           1.26     "Class C-5".....................................................................A - 6
           1.27     "Collateral"....................................................................A - 6
           1.28     "Comdisco"......................................................................A - 6
           1.29     "Comdisco Debtors"..............................................................A - 6
           1.30     "Comdisco/Prism Intercompany General Unsecured Claim"...........................A - 6
           1.31     "Comdisco/Prism Intercompany Secured Claim" ....................................A - 6
           1.32     "Confirmation Date".............................................................A - 6
           1.33     "Confirmation Hearing"..........................................................A - 6
           1.34     "Confirmation Order"............................................................A - 6
           1.35     "Continuing Company Structure" .................................................A - 6
           1.36     "Contingent Equity Distribution" ...............................................A - 7
           1.37     "Creditors' Committee"..........................................................A - 7
           1.38     "Cure"..........................................................................A - 7
           1.39     "Debtors".......................................................................A - 7
           1.40     "Disallowed Claim"..............................................................A - 7
           1.41     "Disbursing Agent"..............................................................A - 7
           1.42     "Disclosure Statement"..........................................................A - 7
           1.43     "Disclosure Statement Hearing"..................................................A - 7
           1.44     "Disputed Claim"................................................................A - 7
           1.45     "Disputed Claim Reserve"........................................................A - 7
           1.46     "Distribution Date".............................................................A - 7
           1.47     "Effective Date"................................................................A - 7
           1.48     "Equity Committee"..............................................................A - 8
           1.49     "Estates".......................................................................A - 8
           1.50     "Exchange Act"..................................................................A - 8
           1.51     "Exhibit".......................................................................A - 8
           1.52     "Exhibit Filing Date"...........................................................A - 8
           1.53     "Existing Securities"...........................................................A - 8
           1.54     "Face Amount"...................................................................A - 8
           1.55     "Final Order"...................................................................A - 8
           1.56     "General Unsecured Claim".......................................................A - 8
           1.57     "General Unsecured Convenience Claim"...........................................A - 8
           1.58     "Impaired"......................................................................A - 8
           1.59     "Indemnification Rights"........................................................A - 8
           1.60     "Indemnitee"....................................................................A - 8
           1.61     "Initial Distribution"..........................................................A - 8
           1.62     "Intercompany Claim"............................................................A - 8
           1.63     "Interest"......................................................................A - 9
           1.64     "IRC"...........................................................................A - 9
           1.65     "IRS"...........................................................................A - 9
           1.66     "Joint Fee Review Committee"....................................................A - 9
           1.67     "Litigation Trust"..............................................................A - 9
           1.68     "Management Incentive Plan".....................................................A - 9
           1.69     "Management Participation Agreement"............................................A - 9
           1.70     "Net Available Comdisco Cash"...................................................A - 9
           1.71     "Net Available Prism Proceeds"..................................................A - 9
           1.72     "Net Proceeds"..................................................................A - 9
           1.73     "Net Trust Recoveries"..........................................................A - 9
           1.74     "Newco Structure" ..............................................................A - 9
           1.75     "New Common Shares".............................................................A - 9
           1.76     "New Europe Holding Company"...................................................A - 10
           1.77     "New Europe Holding Company Common Shares".....................................A - 10
           1.78     "New Indentures Filing Date"...................................................A - 10
           1.79     "New Indenture Trustees".......................................................A - 10
           1.80     "New Leasing Company"..........................................................A - 10
           1.81     "New Leasing Company Common Shares"............................................A - 10
           1.82     "New PIK Notes"................................................................A - 10
           1.83     "New PIK Notes Indenture"......................................................A - 10
           1.84     "New PIK Notes Indenture Trustee"..............................................A - 10
           1.85     "New Senior Notes".............................................................A - 10
           1.86     "New Senior Notes Indenture"...................................................A - 10
           1.87     "New Senior Notes Indenture Trustee"...........................................A - 10
           1.88     "New Subsidiary Companies".....................................................A - 10
           1.89     "New Subsidiary Companies Common Shares".......................................A - 10
           1.90     "New Ventures Company".........................................................A - 11
           1.91     "New Ventures Company Common Shares"...........................................A - 11
           1.92     "Old Common Stock" ............................................................A - 11
           1.93     "Old Equity"...................................................................A - 11
           1.94     "Old Preferred Stock"..........................................................A - 11
           1.95     "Operating Reserve"............................................................A - 11
           1.96     "Other  Priority Claim"........................................................A - 11
           1.97     "Person".......................................................................A - 11
           1.98     "Petition Date"................................................................A - 11
           1.99     "Plan".........................................................................A - 11
           1.100    "Plan Schedules"...............................................................A - 11
           1.101    "Prepetition Administrative Agents"............................................A - 11
           1.102    "Prepetition Bank Claims"......................................................A - 11
           1.103    "Prepetition Citibank 364 Day Global Credit Facility"..........................A - 11
           1.104    "Prepetition Citibank Global Credit Facility"..................................A - 11
           1.105    "Prepetition Credit Agreements"................................................A - 12
           1.106    "Prepetition Indentures".......................................................A - 12
           1.107    "Prepetition Indenture Trustees"...............................................A - 12
           1.108    "Prepetition Indenture Trustees Charging Lien".................................A - 12
           1.109    "Prepetition Indenture Trustees Fees"..........................................A - 12
           1.110    "Prepetition Lenders"..........................................................A - 12
           1.111    "Prepetition National Westminster Bank 364 Day Credit Facility"................A - 12
           1.112    "Prepetition National Westminster Bank Credit Facility"........................A - 12
           1.113    "Prepetition Notes"............................................................A - 12
           1.114    "Prepetition Note Claims"......................................................A - 12
           1.115    "Priority Tax Claim"...........................................................A - 12
           1.116    "Prism"........................................................................A - 13
           1.117    "Prism Debtors"................................................................A - 13
           1.118    "Pro Rata".....................................................................A - 13
           1.119    "Professional".................................................................A - 13
           1.120    "Professional Claim"...........................................................A - 13
           1.121    "Professional Fee Order".......................................................A - 13
           1.122    "Quarter"......................................................................A - 13
           1.123    "Quarterly Distribution".......................................................A - 13
           1.124    "Quarterly Distribution Date"..................................................A - 13
           1.125    "Record Date"..................................................................A - 13
           1.126    "Registration Rights Agreement"................................................A - 13
           1.127    "Reinstated" or "Reinstatement" ...............................................A - 13
           1.128    "Released Party" ..............................................................A - 14
           1.129    "Reorganized ..."..............................................................A - 14
           1.130    "Reorganized Comdisco".........................................................A - 14
           1.131    "Reorganized Debtor" or "Reorganized Debtors"..................................A - 14
           1.132    "Reorganized Prism Common Stock"...............................................A - 14
           1.133    "Restructuring Professional"...................................................A - 14
           1.134    "Restructuring Transaction"....................................................A - 14
           1.135    "Scheduled"....................................................................A - 14
           1.136    "Schedules"....................................................................A - 14
           1.137    "Secured Claim"................................................................A - 14
           1.138    "Securities Act"...............................................................A - 15
           1.139    "Securities Class Action"......................................................A - 15
           1.140    "SIP"..........................................................................A - 15
           1.141    "SIP Election Date"............................................................A - 15
           1.142    "SIP Guarantee Agreement"......................................................A - 15
           1.143    "SIP Lenders"..................................................................A - 15
           1.144    "SIP Notes" ...................................................................A - 15
           1.145    "SIP Participants".............................................................A - 15
           1.146    "SIP Release"..................................................................A - 15
           1.147    "SIP Subrogation Claims".......................................................A - 15
           1.148    "Subordinated Claims"..........................................................A - 15
           1.149    "Supplemental  Distribution Account"...........................................A - 15
           1.150    "Trust Advisory Board".........................................................A - 15
           1.151    "Trust Agreement"..............................................................A - 15
           1.152    "Trust Assets".................................................................A - 15
           1.153    "Trust Expenses"...............................................................A - 16
           1.154    "Trust Recoveries".............................................................A - 16
           1.155    "Trust Structure"..............................................................A - 16
           1.156    "Trustee"......................................................................A - 16
           1.157    "Unimpaired Claim".............................................................A - 16
           1.158    "Voting Deadline"..............................................................A - 16
           1.159    "Voting Record Date"...........................................................A - 16
     B.  Rules of Interpretation...................................................................A - 16
     C.  Computation of Time.......................................................................A - 16
     D.  References to Monetary Figures............................................................A - 17
     E.  Exhibits and Plan Schedules...............................................................A - 17

ARTICLE II

     ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS...............................................A - 17
           2.1      Administrative Claims..........................................................A - 17
           2.2      Priority Tax Claims............................................................A - 17

ARTICLE III

     CLASSIFICATION OF CLAIMS AND INTERESTS........................................................A - 17
           3.1      Classification of Claims Against and Interests in the Comdisco Debtors.........A - 18
           3.2      Classification of Claims Against and Interests in the Prism Debtors............A - 18

ARTICLE IV

     IDENTIFICATION OF CLASSES OF CLAIMS AND
     INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN...............................................A - 18
           4.1      Unimpaired Classes of Claims...................................................A - 18
           4.2      Impaired Classes of Claims and Interests.......................................A - 18

ARTICLE V

     PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS..............................................A - 19
           5.1      Comdisco.......................................................................A - 19
           5.2      Prism..........................................................................A - 20
           5.3      Special Provision Regarding Unimpaired Claims..................................A - 21

ARTICLE VI

     ACCEPTANCE OR REJECTION OF THE PLAN...........................................................A - 21
           6.1      Classes Entitled to Vote.......................................................A - 21
           6.2      Acceptance by Impaired Classes.................................................A - 21
           6.3      Presumed Acceptances by Unimpaired Classes.....................................A - 21
           6.4      Classes Deemed to Reject Plan..................................................A - 21
           6.5      Summary of Classes Voting on the Plan..........................................A - 21
           6.6      Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code................A - 21
           6.7      Confirmability and Severability of a Plan......................................A - 22

ARTICLE VII

     MEANS FOR IMPLEMENTATION OF THE PLAN..........................................................A - 22
           7.1      Corporate or Trust Existence...................................................A - 22
           7.2      Substantive Consolidation......................................................A - 23
           7.3      Order Granting Substantive Consolidation.......................................A - 24
           7.4      Revesting of Assets; Releases of Liens.........................................A - 24
           7.5      Directors and Officers of the Reorganized Debtors..............................A - 24
           7.6      Certificates of Incorporation, By-laws and Trust Documents.....................A - 25
           7.7      Corporate or Trust Action......................................................A - 25
           7.8      Cancellation of Existing Securities............................................A - 25
           7.9      Issuance of New Securities and Related Documentation...........................A - 25
           7.10     Sources of Cash for Plan Distributions.........................................A - 26
           7.11     Use of Cash....................................................................A - 26
           7.12     Exclusivity Period.............................................................A - 26
           7.13     Exemption from Certain Transfer Taxes..........................................A - 26
           7.14     Preservation of Causes of Action...............................................A - 26
           7.15     Effectuating Documents; Further Transactions...................................A - 26
           7.16     Employee Benefits and Retiree Benefits.........................................A - 26
           7.17     Management Incentive Plan and Management Participation Agreement...............A - 27

ARTICLE VIII

     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.........................................A - 27
           8.1      Assumption of Executory Contracts and Unexpired Leases.........................A - 27
           8.2      Rejection of Executory Contracts and Unexpired Leases..........................A - 27
           8.3      Cure of Defaults of Assumed Executory Contracts and Unexpired Leases...........A - 27
           8.4      Rejection Damages Bar Date.....................................................A - 28

ARTICLE IX

     PROVISIONS GOVERNING DISTRIBUTIONS............................................................A - 28
           9.1      Time of Distributions..........................................................A - 28
           9.2      Interest on Claims.............................................................A - 28
           9.3      Disbursing Agent...............................................................A - 28
           9.4      Delivery of Distributions......................................................A - 28
           9.5      Record Date for Distributions..................................................A - 29
           9.6      Surrender of Securities and Instruments........................................A - 29
           9.7      Services of Prepetition Indenture Trustees, Prepetition Administrative
                    Agents and Servicers...........................................................A - 30
           9.8      Allocation of Plan Distributions Between Principal and Interest................A - 30
           9.9      Withholding and Reporting Requirements.........................................A - 30
           9.10     Means of Cash Payment..........................................................A - 31
           9.11     Fractional Shares..............................................................A - 31
           9.12     Setoffs........................................................................A - 31

ARTICLE X

     PROCEDURES FOR RESOLVING DISPUTED,
     CONTINGENT AND UNLIQUIDATED CLAIMS............................................................A - 31
           10.1     Claims Administration Responsibility...........................................A - 31
           10.2     Objection Deadline; Prosecution of Objections..................................A - 31
           10.3     No Distributions Pending Allowance.............................................A - 31
           10.4     Disputed Claim Reserve.........................................................A - 32
           10.5     Distributions After Allowance..................................................A - 32

ARTICLE XI

     ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS........................................A - 32
           11.1     Professional Claims............................................................A - 32
           11.2     Other Administrative Claims....................................................A - 33

ARTICLE XII

     LITIGATION TRUST..............................................................................A - 33
           12.1     Appointment of Trustee.........................................................A - 33
           12.2     Transfer of Trust Assets to the Litigation Trust...............................A - 33
           12.3     The Litigation Trust...........................................................A - 33
           12.4     The Trust Advisory Board.......................................................A - 34
           12.5     Distributions of Trust Assets..................................................A - 35

ARTICLE XIII

     CONFIRMATION AND CONSUMMATION OF THE PLAN.....................................................A - 36
           13.1     Conditions to Confirmation.....................................................A - 36
           13.2     Conditions to Effective Date...................................................A - 36
           13.3     Waiver of Conditions...........................................................A - 36

ARTICLE XIV

     EFFECT OF THE PLAN ON CLAIMS AND INTERESTS....................................................A - 36
           14.1     Discharge of the Debtors.......................................................A - 36
           14.2     Compromises and Settlements....................................................A - 37
           14.3     Satisfaction of Subordination Rights...........................................A - 37
           14.4     Exculpation and Limitation of Liability........................................A - 37
           14.5     Indemnification Obligations....................................................A - 38
           14.6     Releases by Debtors and Debtors in Possession..................................A - 38
           14.7     Release by Holders of Claims and Interests.....................................A - 38
           14.8     Injunction.....................................................................A - 39
           14.9     SIP Release....................................................................A - 39

ARTICLE XV

     RETENTION OF JURISDICTION.....................................................................A - 41

ARTICLE XVI

     MISCELLANEOUS PROVISIONS......................................................................A - 42
           16.1     Binding Effect.................................................................A - 42
           16.2     Payment of Statutory Fees......................................................A - 42
           16.3     Amendment or Modification of the Plan..........................................A - 42
           16.4     Revocation, Withdrawal or Non-Consummation.....................................A - 43
           16.5     Notice.........................................................................A - 43
           16.6     Governing Law..................................................................A - 43
           16.7     Tax Reporting and Compliance...................................................A - 43
           16.8     Committees.....................................................................A - 43
           16.9     Term of Injunctions or Stays...................................................A - 44
           16.10    No Waiver or Estoppel..........................................................A - 44




                                  Exhibits
                                  --------

Exhibit A           Form of Certificate of Incorporation of Reorganized
                    Comdisco and New Subsidiary Companies

Exhibit B           Form of By-laws of Reorganized Comdisco and New
                    Subsidiary Companies

Exhibit C-1         Contingent Equity Distribution Thresholds

Exhibit C-2         Contingent Equity Distribution Agreement

Exhibit D-1         Term Sheet for New PIK Notes Indenture

Exhibit D-2         Form of New PIK Notes Indenture

Exhibit E-1         Term Sheet for New Senior Notes Indenture

Exhibit E-2         Form of New Senior Notes Indenture

Exhibit F           Form of Registration Rights Agreement

Exhibit G           Form of Trust Agreement

Exhibit H           SIP Release




                                 Schedules

Schedule 8.1 List of executory contracts and unexpired leases to be assumed

Schedule 8.2 List of executory contracts and unexpired leases to be rejected




                                INTRODUCTION

         Comdisco, Inc. ("Comdisco") and fifty of its domestic Affiliates (as defined below; and together with Comdisco, the "Debtors"), debtors and debtors-in-possession in the above-captioned jointly administered chapter 11 reorganization cases, hereby propose the following first amended joint plan of reorganization for the resolution of the outstanding claims against and interests in the Debtors. Capitalized terms used herein shall have the meanings ascribed to such terms in Article I.

         None of Comdisco's subsidiaries located outside of the United States have commenced cases under chapter 11 of the Bankruptcy Code or similar proceedings in any other jurisdiction. These subsidiaries continue to operate their businesses outside of bankruptcy.

         These reorganization cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court. As set forth herein, the Plan contemplates the substantive consolidation of the Debtors into two groups. First, the Plan contemplates the substantive consolidation of the Estates of all of the Comdisco Debtors and second the Plan contemplates the substantive consolidation of the Estates of all of the Prism Debtors. The Plan does not contemplate the substantive consolidation of the Estates of the Comdisco Debtors with the Estates of the Prism Debtors. Each Debtor is a proponent of a Plan contained herein within the meaning of section 1129 of the Bankruptcy Code. For voting and distribution purposes, the Plan contemplates separate classes for the Comdisco Debtors and for the Prism Debtors. The distributions to be made to claimants in each of such classes are set forth herein.

         A complete list of the Debtors is set forth below. The list identifies each Debtor by its case number in these chapter 11 cases and designates the Debtor as a Comdisco Debtor or a Prism Debtor. In addition, set forth below is a list of non-debtor domestic subsidiaries and a list of the non-debtor foreign subsidiaries for Comdisco. The jurisdiction of incorporation of each Debtor and non-debtor also is designated.


                                          Comdisco Debtors
                                          ----------------

o        Comdisco, Inc. (Delaware), 01-24795              o         Comdisco Labs, Inc. (Delaware), 01-24834
o        CDC Realty, Inc. (Illinois), 01-24838            o         Comdisco Medical Exchange, Inc.
o        CDS Foreign Holdings, Inc. (Delaware), 01-                 (Delaware), 01-24828
         24843                                            o         Comdisco Trade, Inc. (Delaware), 01-24806
o        Comdisco Equipment Solutions, Inc.               o         Computer Discount Corporation (Illinois), 01-
         (Delaware), 01-2480                                        24845
o        Comdisco Financial Services, Inc.                o         Hybrid Venture Partners, L.P. (Delaware), 01-
         (Delaware), 01-24811                                       24841
o        Comdisco Healthcare Group, Inc. (Delaware),      o         Rosemont Equities, L.L.C. (Delaware), 01-
         01-24822                                                   24844
o        Comdisco International Holdings, Inc.            o         Rosemont Venture Management I, L.L.C.
         (Delaware), 01-24798                                       (Delaware), 01-24842
o        Comdisco Investment Group, Inc. (Delaware),
         01-24817




                                                Prism Debtors
                                                -------------

o        Prism Communication Services, Inc.               o         Prism Maryland Operations, LLC (Delaware),
         (Delaware), 01-24830                                       01-24831
o        Prism Arizona Operations, LLC (Delaware),        o         Prism Massachusetts Operations, LLC
         01-24836                                                   (Delaware), 01-24839
o        Prism California Operations, LLC (Delaware),     o         Prism Michigan Operations, LLC (Delaware),
         01-24837                                                   01-24835
o        Prism Canada Operations, LLC (Delaware),         o         Prism Minnesota Operations, LLC
         01-24796                                                   (Delaware), 01-24840
o        Prism Canada Operations, Inc. (Delaware),        o         Prism Missouri Operations, LLC (Delaware),
         01-24797                                                   01-24800
o        Prism Colorado Operations, LLC (Delaware),       o         Prism New Jersey Operations, LLC
         01-24803                                                   (Delaware), 01-24804
o        Prism Connecticut Operations, LLC                o         Prism New York Operations, LLC
         (Delaware), 01-24803                                       (Delaware), 01-24808
o        Prism D.C. Operations, LLC (Delaware), 01-       o         Prism North Carolina Operations, LLC
         24807                                                      (Delaware), 01-24813
o        Prism Delaware Operations, LLC (Delaware),       o         Prism Ohio Operations, LLC (Delaware), 01-
         01-24812                                                   24818
o        Prism Florida Operations, LLC (Delaware),        o         Prism Operations, LLC (Delaware), 01-24823
         01-24810                                         o         Prism Oregon Operations, LLC (Delaware),
o        Prism Georgia Operations, LLC (Delaware),                  01-24799
         01-24814                                         o         Prism Pennsylvania Operations, LLC
o        Prism Illinois Operations, LLC (Delaware),                 (Delaware), 01-24805
         01-24816                                         o         Prism Resp Org, LLC (Delaware), 01-24809
o        Prism Indiana Operations, LLC (Delaware),        o         Prism Rhode Island Operations, LLC
         01-24820                                                   (Delaware), 01-24815
o        Prism Investments Inc. (Delaware), 01-24819      o         Prism Texas Operations, LLC (Delaware), 01-
o        Prism Kansas Operations, LLC (Delaware),                   24821
         01-24826                                         o         Prism Virginia Operations, LLC (Delaware),
o        Prism Kentucky Operations, LLC (Delaware),                 01-24825
         01-24824                                         o         Prism Washington Operations, LLC
o        Prism Leasing, LLC (Delaware), 01-24829                    (Delaware), 01-24827
o        Prism Management Services, LLC                   o         Prism Wisconsin Operations, LLC
         (Delaware), 01-24832                                       (Delaware), 01-24833




                                      Non-Debtor Domestic Subsidiaries
                                      --------------------------------


o        CDO Capital L.L.C. (Delaware)                    o         Leasehold Finance, L.L.C. (DE)
o        CDO RM, Inc. (Delaware)                          o         Technology Receivables, L.L.C. (DE)
o        Comdisco Canada Finance, L.L.C. (Delaware)




                                       Non-Debtor Foreign Subsidiaries
                                       -------------------------------

o        628761 Alberta Ltd. (Alberta, Canada)            o         Comdisco  Finance (Nederland) B.V.
o        CES Holdings (Europe) C.V. (The                            (Netherlands)
         Netherlands)                                     o         Comdisco France S.A. (France)
o        Comdisco Asia Pte, Ltd. (Singapore)              o         Comdisco Global, Inc (Cayman Islands)
o        Comdisco Australia PTY Ltd. (New South           o         Comdisco GmbH & Co. Leasing and Finance
         Wales, Australia)                                          KG  (Germany)
o        Comdisco Austria GmbH (Austria)                  o         Comdisco Holdings (U.K.) Limited (England
o        Comdisco Belgium S.P.R.L. (Belgium)                        and Wales)
o        Comdisco Canada Equipment Finance                o         Comdisco Hungaria Kft (Budapest, Hungary)
         (Ontario, Canada)                                o         Comdisco International Holdings, Ltd.
o        Comdisco  Canada, Ltd. (Ontario, Canada)                   (Cayman Islands)
o        Comdisco Ceska Republika S.R.O (Czech            o         Comdisco Ireland Limited(Dublin, Ireland)
         Republic)                                        o         Comdisco Italia S.p.A. (Milan, Italy)
o        COMDISCO Continuity Services                     o         Comdisco Lease Finance Partnership, L.P.
         DEUTSCHLAND GMBH (Germany)                                 (Cayman Islands)
o        Comdisco Continuity Services (France) S.A.       o         Comdisco Management GmbH (Germany)
         (France)                                         o         Comdisco New Zealand (New Zealand)
o        Comdisco Continuity Services (UK) Limited        o         Comdisco Polska S.P.Z.O.O.  (Poland)
         (England and Wales)                              o         Comdisco Services (Canada) Ltd. (Ontario,
o        Comdisco de Mexico, S.A. de C.V. (Mexico)                  Canada)
o        Comdisco Deutschland GmbH (Germany)              o         Comdisco Software Development Company
o        Comdisco Direct (UK) Limited (England and                  Limited (Ontario, Canada)
         Wales)                                           o         Comdisco Sweden A.B. (Sweden)
o        Comdisco do Brasil Comercial Ltda. (Brazil)      o         Comdisco (Switzerland) S.A. (Switzerland)
o        Comdisco Equipment Solutions (Europe)            o         Comdisco Technology Services (Holland)
         B.V. (The Netherlands)                                     B.V. (Amsterdam)
o        Comdisco Equipment Solutions Holdings            o         Comdisco Technology Services (Ireland)
         N.V. (Curacao)                                             Limited (Ireland)
o        Comdisco Equipment Solutions, Inc. (Japan)       o         Comdisco United Kingdom Limited (England
         (Japan)                                                    and Wales)
o        Comdisco Equipment Solutions, Ltd.               o         Computer Recovery Centre SDN BHD
         (Cayman Islands)                                           (Malaysia)
o        Comdisco Espana, S.L. (Madrid, Spain)            o         Failsafe ROC Limited (England and Wales)
o        Comdisco Factoring (Nederland) B.V.              o         Promodata S.N.C. (France)
         (Netherlands)


         Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from the holder of a claim or interest until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to claim and interest holders. In this case, the Disclosure Statement was approved by the Bankruptcy Court by order entered on June 13, 2002, and has been distributed simultaneously with this Plan to all parties whose votes are being solicited. The Disclosure Statement contains, among other things, a discussion of the Debtors' history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of the Plan, and certain related matters including, among other things, the securities to be issued under the Plan. ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

         Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and those restrictions on modifications set forth in Article XVI of this Plan, each of the Debtors expressly reserves its respective rights to alter, amend, modify, revoke or withdraw this Plan with respect to such Debtor, one or more times, prior to its substantial consummation.

                                 ARTICLE I

                 DEFINED TERMS AND RULES OF INTERPRETATION

A.       Definitions.

         For purposes of this Plan, except as otherwise provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever it appears appropriate for the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter.

                  1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to the actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the business of the Debtors (including wages, salaries, or commissions for services rendered after the Petition Date), Professional Claims, Prepetition Indenture Trustees Fees, all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

                  1.2 "Administrative Claims Bar Date" means the deadline for filing proofs of Administrative Claims which shall be forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.

                  1.3 "Affiliate Debtors" means all the Debtors, other than Comdisco, Inc.

                  1.4 "Affiliate Interest" means the rights of any current or former holder or owner of any shares of Old Common Stock or any other equity securities of any of the Affiliate Debtors authorized and issued prior to the Confirmation Date.

                  1.5 "Affiliates" has the meaning given such term by
section 101(2) of the Bankruptcy Code.

                  1.6 "Allowed" means with respect to a Claim or Interest an Allowed Claim or an Allowed Interest (as the case may be) in a particular Class or category specified.

                  1.7 "Allowed Claim" means a Claim or any portion thereof
(a) that has been allowed by a Final Order, or (b) as to which (i) no proof of claim has been timely filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed and to which the Debtors have not filed an objection within the time period fixed by the Plan, or (c) as to which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in this Plan.

                  1.8 "Allowed ... Claim" means an Allowed Claim of the type described.

                  1.9 "Avoidance Claims" means Causes of Action arising under sections 502, 510, 541, 542, 544, 545, 547 through 551 or 553 of the
Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such Causes of Action.

                  1.10 "Ballot" means each of the ballot forms distributed with the Disclosure Statement to holders of Claims in Classes that are Impaired under the Plan and entitled to vote under Article VI hereof in connection with the solicitation of acceptances of the Plan.

                  1.11 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C.ss.ss. 101-1330.

                  1.12 "Bankruptcy Court" means the Bankruptcy Court of the United States District Court for the Northern District of Illinois, Eastern Division or such other court as may have jurisdiction over the Chapter 11 Cases.

                  1.13 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

                  1.14 "Bar Date" means the deadline for filing proofs of claim established by Bankruptcy Court as November 30, 2001, pursuant to the Bar Date Order and any supplemental bar dates established by the Bankruptcy Court pursuant to the Bar Date Order or other Final Order.

                  1.15 "Bar Date Order" means the order entered by the Bankruptcy Court on September 20, 2001, which established the Bar Date.

                  1.16 "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York City.

                  1.17 "Cash" means legal tender of the United States of America and equivalents thereof.

                  1.18 "Cash Reserve" means the cash reserved for the payment of Administrative Claims, Priority Tax Claims, Secured Claims, Other Priority Claims, Cure Claims and other payments required under the Plan and the funding of the Operating Reserve.

                  1.19 "Causes of Action" means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including Avoidance Claims unless otherwise waived by the Debtors or the Reorganized Debtors.

                  1.20 "Certificates of Incorporation and By-laws" means the Certificates of Incorporation and By-laws of the Reorganized Debtors and the New Subsidiary Companies, in substantially the form of Exhibits A and B which Certificates of Incorporation and By-laws shall be in a form reasonably acceptable to the Creditors' Committee and shall provide that the primary purpose of the Reorganized Debtors is to sell or collect out their assets in the ordinary course in an orderly manner in anticipation of distributing any value realized in excess of the companies' post-confirmation reorganization liabilities to Reorganized Comdisco's shareholders in the form of dividends, and that directors shall have no duty or obligation whatsoever to consider re-commencing ordinary operations.

                  1.21 "Chapter 11 Cases" means the chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered with one another under Case No. 01-24795, and the phrase "Chapter 11 Case" when used with reference to a particular Debtor shall mean the particular case under Chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court.

                  1.22 "Chief Executive Officer" means at any time prior to the Effective Date, the Person holding the title of chief executive officer of the Debtors, and at any time after the Effective Date, the Person holding the title of chief executive officer of the Reorganized Debtors.

                  1.23 "Claim" means a claim against one of the Debtors, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

                  1.24 "Claims Objection Deadline" means the day that is the later of (a) 120 days after the Effective Date (unless such day is not a Business Day, in which case the Claims Objection Deadline shall be the next Business Day thereafter), or (b) as to a particular Claim, 60 days after the filing of a proof of claim for, or request for payment of, such Claim or (c) such later date as may be established by the Bankruptcy Court for cause shown by the Reorganized Debtors.

                  1.25 "Class" means a category of holders of Claims or Interests as described in Articles II and III of the Plan.

                  1.26 "Class C-5" means Classes C-5A and C-5B, collectively.

                  1.27 "Collateral" means any property or interest in property of the Estates that is subject to a valid and enforceable lien to secure a Claim.

                  1.28 "Comdisco" means Comdisco, Inc., a Delaware company, debtor in possession in the above captioned Case No. 01-24795 pending in the Bankruptcy Court.

                  1.29 "Comdisco Debtors" means collectively Comdisco, Inc., CDC Realty, Inc., CDS Foreign Holdings, Inc., Comdisco Equipment Solutions, Inc., Comdisco Financial Services, Inc., Comdisco Healthcare Group, Inc., Comdisco International Holdings, Inc., Comdisco Investment Group, Inc., Comdisco Labs, Inc., Comdisco Medical Exchange, Inc., Comdisco Trade, Inc., Computer Discount Corporation, Hybrid Venture Partners, L.P., Rosemont Equities, L.L.C. and Rosemont Venture Management I, L.L.C.

                  1.30 "Comdisco/Prism Intercompany General Unsecured Claim" means any Intercompany Unsecured Claim of Comdisco, Inc. against Prism including claims pursuant to the Uncommited Revolving Line of Credit Agreement dated March 10, 1999 in the amount of approximately $485,799,487 and any deficiency Claim resulting from the Comdisco/Prism Intercompany Secured Claim.

                  1.31 "Comdisco/Prism Intercompany Secured Claim" means the Intercompany Secured Claim of Comdisco, Inc. against Prism in the amount of $45,740,353 secured by all of the assets of the Prism Debtors.

                  1.32 "Confirmation Date" means the date of entry of the Confirmation Order.

                  1.33 "Confirmation Hearing" means the hearing before the Bankruptcy Court held to consider confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

                  1.34 "Confirmation Order" means the order entered by the Bankruptcy Court confirming this Plan.

                  1.35 "Continuing Company Structure" means, if reasonably agreed upon by the Debtors and the Creditors' Committee, as set forth in
Section 7.1 of the Plan, the reorganization structure pursuant to which holders of Allowed Claims and Allowed Interests will exchange their Claims and Interests for the consideration provided pursuant to the Plan and the Reorganized Debtors will pursue the orderly run off of the leasing, ventures and European businesses, subject to the Restructuring Transactions.

                  1.36 "Contingent Equity Distribution" means the payment obligation, rights or warrants, in a form reasonably acceptable to the Debtors, Creditors Committee and Equity Committee, to be issued to holders of Old Equity and Subordinated Claims contingent upon (i) Classes C-3 and C-4 voting to accept the Plan, and (ii) recoveries to holders and the sharing percentage of General Unsecured Claims, on a net present value basis as of the Effective Date, as set forth in Exhibit C-1 and as documented in Exhibit C-2, the provisions of which are reasonably acceptable to the Creditors' Committee and the Equity Committee.

                  1.37 "Creditors' Committee" means the Official Committee of Unsecured Creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

                  1.38 "Cure" means the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption or assumption and assignment of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

                  1.39 "Debtors" means collectively the Comdisco Debtors and the Prism Debtors.

                  1.40 "Disallowed Claim" means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, or (b) (i) is Scheduled at zero or as contingent, disputed or unliquidated and (ii) as to which a Bar Date has been established but no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

                  1.41 "Disbursing Agent" means the Reorganized Debtors or such other entity as may be designated by the Reorganized Debtors, including the Trustee, to serve as a disbursing agent under Section 9.3 of this Plan.

                  1.42 "Disclosure Statement" means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

                  1.43 "Disclosure Statement Hearing" means the hearing before the Bankruptcy Court held to consider the adequacy of the Disclosure Statement as such hearing may be adjourned or continued from time to time.

                  1.44 "Disputed Claim" means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, and includes, without limitation, Claims that (a) have not been Scheduled by the Debtors or have been Scheduled at zero, or as contingent, unliquidated or disputed or (b) are the subject of an objection filed in the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

                  1.45 "Disputed Claim Reserve" means the property for distribution to holders of Allowed Claims to be reserved pending allowance of Disputed Claims in accordance with Article X of the Plan.

                  1.46 "Distribution Date" means the date, occurring as soon as practicable after the Administrative Claims Bar Date, upon which distributions are made to holders of Allowed Claims entitled to receive distributions, under the Plan.

                  1.47 "Effective Date" means a Business Day determined by the Debtors after all of the conditions to the effectiveness of the Plan set forth in Section 13.2 of the Plan have been satisfied or waived as provided in Section 13.3 of the Plan (a notice of the Effective Date shall be filed no later than five days after the Effective Date and served on all parties on the Master Service List established in these Chapter 11 Cases).

                  1.48 "Equity Committee" means the Official Committee of Equity Holders appointed pursuant to section 1102(a) of the Bankruptcy Code.

                  1.49 "Estates" means the bankruptcy estates of the Debtors as created under section 541 of the Bankruptcy Code.

                  1.50 "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                  1.51 "Exhibit" means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

                  1.52 "Exhibit Filing Date" means the date by which all Exhibits and Plan Schedules, except the New Senior Notes Indenture and New PIK Notes Indenture, shall be filed with the Bankruptcy Court, which date shall be at least five days prior to the Voting Deadline.

                  1.53 "Existing Securities" means the Old Equity and Prepetition Notes, including any such securities that have been authorized but not issued.

                  1.54 "Face Amount" means (a) when used in reference to a Disputed or Disallowed Claim, the full stated amount claimed by the Claim holder in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

                  1.55 "Final Order" means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

                  1.56 "General Unsecured Claim" means a Claim that is not an Administrative Claim, a Priority Tax Claim, a Secured Claim, an Other Priority Claim, a General Unsecured Convenience Claim or a Subordinated Claim.

                  1.57 "General Unsecured Convenience Claim" means a Claim which would otherwise be a General Unsecured Claim which is in an amount equal to or less than $15,000.

                  1.58 "Impaired" refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                  1.59 "Indemnification Rights" means any obligations or rights of any of the Debtors to indemnify or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to such Debtor's Certificate of Incorporation, By-laws or policy of providing employee indemnification, or applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for or on behalf of such Debtor.

                  1.60 "Indemnitee" means all present and former directors, officers, employees, agents or representatives of a Debtor who are entitled to assert Indemnification Rights.

                  1.61 "Initial Distribution" means the distribution made to holders of Allowed Class C-4 Claims on the Distribution Date.

                  1.62 "Intercompany Claim" means a claim by a Debtor against a Debtor.

                  1.63 "Interest" means the rights of any current or former holder or owner of any shares of Old Equity, or any other equity securities of any of the Debtors authorized and issued prior to the Confirmation Date.

                  1.64 "IRC" means the Internal Revenue Code of 1986, as amended.

                  1.65 "IRS" means the Internal Revenue Service of the United States of America.

                  1.66 "Joint Fee Review Committee" means the committee established pursuant to the Final Administrative Order Pursuant to 11 U.S.C. ss. ss. 105(a) and 331 Establishing a Joint Fee Review Committee, dated March 26, 2002 to review the fees and expenses of the Professionals.

                  1.67 "Litigation Trust" means that certain trust that may be created pursuant to this Plan to be administered by the Trustee with the advice and/or direction of the Trust Advisory Board to pursue the SIP Subrogation Claims, as set forth in Article XII of the Plan.

                  1.68 "Management Incentive Plan" means that certain incentive plan as set forth in the Motion for Order Pursuant to 11 U.S.C. ss.ss. 105(a) and 363(b)(1) Approving and Authorizing the Debtors' Stay Bonus Plan and Management Incentive Plan, dated May 29, 2002, governing the incentive and retention bonuses to be paid to employees of the Reorganized Debtors after the Effective Date and pursuant to which the Debtors may enter into Management Participation Agreements.

                  1.69 "Management Participation Agreement" means an agreement between Comdisco or Reorganized Comdisco and certain member of management to be executed on the Effective Date providing incentive and retention payments to such members of management in accordance with the Management Incentive Plan.

                  1.70 "Net Available Comdisco Cash" means the net cash of Comdisco, based on the June 30, 2002 projections, available after funding the Cash Reserve (which cash shall be available for distribution to creditors of Comdisco).

                  1.71 "Net Available Prism Proceeds" means the Net Proceeds available for distribution to creditors of Prism from the liquidation of Prism after payment of all costs and expenses of such liquidation.

                  1.72 "Net Proceeds" means all proceeds from the sale of an asset minus all reasonable out-of- pocket direct costs, fees and expenses incurred in connection with such sale and provisions for any sales or other tax due and owing as a consequence of such sale.

                  1.73 "Net Trust Recoveries" means the amount by which the aggregate amount of Trust Recoveries exceeds the aggregate of (a) the reasonable and necessary expenses incurred by the Trustee or to be incurred by the Trustee (as estimated by the Trustee in consultation with the Trust Advisory Board) in fulfilling the obligations set forth in the Plan and the Trust Agreement and (b) the reasonable and necessary expenses of the Trust Advisory Board.

                  1.74 "Newco Structure" means, if reasonably agreed upon by the Debtors and the Creditors' Committee, the reorganization structure pursuant to which the Debtors will transfer all or substantially all of their assets to one or more newly formed corporations on the Effective Date in exchange for the consideration to be provided to exchanging holders of Allowed Claims and Allowed Interests in accordance with the Plan, followed by the Debtors' distribution of such consideration to the exchanging holders in complete liquidation and pursuant to which the Reorganized Debtors will pursue the orderly run off of the leasing, ventures and European businesses, subject to the Restructuring Transactions.

                  1.75 "New Common Shares" means shares of common stock or shares of beneficial interests of Reorganized Comdisco authorized under
Section 7.9 of the Plan and under the Certificate of Incorporation or other organizational documents of Reorganized Comdisco.

                  1.76 "New Europe Holding Company" means New Comdisco Europe, pursuant to the structure reasonably agreed upon by the Debtors and the Creditors' Committee, pursuant to Section 7.1 of the Plan an indirect, wholly-owned, non-debtor subsidiary of Reorganized Comdisco organized under the laws of Delaware or under such other law as determined by the Debtors.

                  1.77 "New Europe Holding Company Common Shares" means the shares of common stock or shares of beneficial interest of New Europe Holding Company authorized by the Certificate of Incorporation or other organizational documents of New Europe Holding Company.

                  1.78 "New Indentures Filing Date" means July 8, 2002.

                  1.79 "New Indenture Trustees" means the New Senior Notes Indenture Trustee and the New PIK Notes Indenture Trustee.

                  1.80 "New Leasing Company" means New Comdisco Leasing, pursuant to the structure reasonably agreed upon by the Debtors and the Creditors' Committee, pursuant to Section 7.1 of the Plan an indirect, wholly-owned, non-debtor subsidiary of Reorganized Comdisco organized under the laws of Delaware or under such other law as determined by the Debtors.

                  1.81 "New Leasing Company Common Shares" means the shares of common stock or shares of beneficial interest of New Leasing Company authorized by the Certificate of Incorporation or other organizational documents of New Leasing Company.

                  1.82 "New PIK Notes" means the new PIK notes issued by Reorganized Comdisco and New Leasing Company on the Effective Date in an aggregate face amount of at least $500 million bearing interest at 11.0% and maturing three years from the date of issuance and governed by the terms of the New PIK Notes Indenture.

                  1.83 "New PIK Notes Indenture" means the indenture executed on the Effective Date by Reorganized Comdisco and New Leasing Company governing the New PIK Notes substantially in the form attached as Exhibit D-2 to the Plan which indenture shall be in a form reasonably acceptable to the Creditors' Committee.

                  1.84 "New PIK Notes Indenture Trustee" means the trustee under the New PIK Notes Indenture to be selected prior to the New
Indentures Filing Date.

                  1.85 "New Senior Notes" means the new senior notes issued by Reorganized Comdisco and New Leasing Company in the aggregate face amount of $400 million, bearing interest at the three month LIBOR plus 3.0% and maturing 18 months from the date of issuance governed by the terms of the New Senior Notes Indenture.

                  1.86 "New Senior Notes Indenture" means the indenture executed on the Effective Date by Reorganized Comdisco and New Leasing Company governing the New Senior Notes substantially in the form attached as Exhibit E-2 to the Plan which indenture shall be in a form reasonably acceptable to the Creditors' Committee.

                  1.87 "New Senior Notes Indenture Trustee" means the trustee under the New Senior Notes Indenture to be selected prior to the New Indentures Filing Date.

                  1.88 "New Subsidiary Companies" means New Europe Holding Company, New Leasing Company and New Ventures Company.

                  1.89 "New Subsidiary Companies Common Shares" means the New Europe Holding Company Common Shares, the New Leasing Company Common Shares and the New Ventures Company Common Shares.

                  1.90 "New Ventures Company" means New Comdisco Ventures, pursuant to the structure reasonably agreed upon by the Debtors and the Creditors' Committee, pursuant to Section 7.1 of the Plan an indirect, wholly-owned, non-debtor subsidiary of Reorganized Comdisco organized under the laws of Delaware or under such other law as determined by the Debtors.

                  1.91 "New Ventures Company Common Shares" means the shares of common stock or shares of beneficial interests of New Ventures Company authorized by the Certificate of Incorporation or other organizational documents of New Ventures Company.

                  1.92 "Old Common Stock" means, with respect to each Debtor, shares of common stock of such Debtor and all options, warrants or rights, contractual or otherwise, if any, to acquire any such common stock.

                  1.93 "Old Equity" means Comdisco Old Common Stock and Comdisco Old Preferred Stock.

                  1.94 "Old Preferred Stock" means, with respect to each Debtor, shares of preferred stock of such Debtor and all options, warrants or rights, contractual or otherwise, if any, to acquire any such preferred stock.

                  1.95 "Operating Reserve" means the cash reserved to fund the working capital requirements of Reorganized Comdisco and the New Subsidiary Companies.

                  1.96 "Other Priority Claim" means a Claim that is entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than an Administrative Claim or Priority Tax Claim.

                  1.97 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity.

                  1.98 "Petition Date" means July 16, 2001, the date on which the Debtors filed their petitions for relief in the Bankruptcy Court commencing the Chapter 11 Cases.

                  1.99 "Plan" means this joint chapter 11 plan of reorganization for the Debtors as herein proposed, including all supplements, appendices and schedules thereto, either in its present form or as the same may be further altered, amended or modified from time to time in accordance with the Bankruptcy Code.

                  1.100 "Plan Schedules" means a schedule annexed to either this Plan or as an appendix to the Disclosure Statement.

                  1.101 "Prepetition Administrative Agents" mean: (a) Citibank, N.A. with respect to the Prepetition Citibank 364 Day Global Credit Facility and the Prepetition Citibank Global Credit Facility; (b) National Westminster Bank PLC with respect to the Prepetition National Westminster Bank 364 Day Credit Facility and the Prepetition National Westminster Bank Credit Facility; and (c) Bank One N.A. with respect to the SIP Guarantee.

                  1.102 "Prepetition Bank Claims" means claims against the Debtors arising out of the Prepetition Credit Agreements.

                  1.103 "Prepetition Citibank 364 Day Global Credit Facility" means the $275 million credit facility provided pursuant to that certain Credit Agreement, dated as of December 5, 2000, among Comdisco, as borrower; the financial institutions party thereto, as banks; Bank of America, N.A., as syndication agent; Bank One, N.A., as documentation agent; Bank of America Securities LLC and Salomon Smith Barney Inc., as lead arrangers; and Citibank, N.A., as administrative agent.

                  1.104 "Prepetition Citibank Global Credit Facility" means the $275 million credit facility pursuant to that certain Fifth Amended and Restated Global Credit Agreement, dated as of December 16, 1996, among Comdisco and the subsidiaries of Comdisco party thereto, as borrowers; the financial institutions party thereto, as banks; the financial institutions party thereto, as tranche agents; Bank of America, N.A., as syndication agent; and Citibank, N.A., as administrative agent.

                  1.105 "Prepetition Credit Agreements" means the credit agreements entered into with respect to: (a) Citibank Global Credit Facility (b)the Citibank 364 Day Global Credit Facility; (c) the National Westminster Bank Credit Facility; and (d) the National Westminster Bank 364 Day Credit Facility.

                  1.106 "Prepetition Indentures" mean: (a) that certain Indenture, dated as of September 15, 1999, between Comdisco and SunTrust Bank, as indenture trustee; (b) that certain Indenture, dated as of December 15, 1998, between Comdisco and The Fuji Bank and Trust Company, as indenture trustee; (c) that certain Indenture dated as of December 1, 1995, between Comdisco and Yasuda Bank and Trust Company (U.S.A.), as indenture trustee; and (d) that certain Indenture dated as of March 1, 1988, between Comdisco and Manufacturers Hanover Trust Company (Chase), as indenture trustee.

                  1.107 "Prepetition Indenture Trustees" means Wells Fargo Bank Minnesota National Association as successor to each of The Fuji Bank and Trust Company, Manufacturers Hanover Trust Company (Chase) and Sun Trust Bank, and State Street Bank and Trust Company, as successor to Mizuho Trust and Banking Co. (USA) (formerly known as Yasuda Bank and Trust Company (U.S.A.)), as trustees pursuant to the terms of the respective Indentures.

                  1.108 "Prepetition Indenture Trustees Charging Lien" means any lien or other priority in payment arising prior to the Effective Date to which the Prepetition Indenture Trustees are entitled, pursuant to the Prepetition Indentures, against distributions to be made to holders of Prepetition Note Claims for payment of Prepetition Indenture Trustees Fees.

                  1.109 "Prepetition Indenture Trustees Fees" means the reasonable compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys' and agents' fees, expenses and disbursements, incurred by the Prepetition Indenture Trustees, whether prior to or after the Petition Date and whether prior to or after the consummation of the Plan.

                  1.110 "Prepetition Lenders" means the entities identified as "Lenders" or "Banks" under the Prepetition Credit Agreements and their respective successors and assigns.

                  1.111 "Prepetition National Westminster Bank 364 Day Credit Facility" means the credit facility in the amount of $250,000,000 provided pursuant to that certain Facility Agreement, dated December 20, 2000, between Comdisco, The Royal Bank of Scotland PLC, as arranger; Credit Lyonnais, Deutsche Bank, A.G. and UBS AG, as co-agents; the financial institutions party thereto, as banks, National Westminster Bank PLC, as facility agent; and National Westminster Bank PLC, as swingline agent.

                  1.112 "Prepetition National Westminster Bank Credit Facility" means the credit facility in the amount of $275,000,000 provided pursuant to that certain Facility Agreement, dated June 4, 1991, between Comdisco; National Westminster Bank PLC, as arranger; the financial institutions party thereto, as banks; National Westminster Bank PLC, as facility agent and tender panel agent; National Westminster Bank PLC, as swingline agent; and Barclays Bank PLC, as letter of credit agent.

                  1.113 "Prepetition Notes" means those notes issued pursuant to the Prepetition Indentures.

                  1.114 "Prepetition Note Claims" means claims against the Debtors arising out of the Prepetition Notes.

                  1.115 "Priority Tax Claim" means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

                  1.116 "Prism" means Prism Communication Services, Inc., a Delaware corporation.

                  1.117 "Prism Debtors" means Prism Communication Services, Inc., Prism Arizona Operations, LLC, Prism California Operations, LLC, Prism Canada Operations, LLC, Prism Canada Operations, Inc., Prism Colorado Operations, LLC, Prism Connecticut Operations, LLC, Prism D.C. Operations, LLC, Prism Delaware Operations, LLC, Prism Florida Operations, LLC, Prism Georgia Operations, LLC, Prism Illinois Operations, LLC, Prism Indiana Operations, LLC, Prism Investments Inc., Prism Kansas Operations, LLC, Prism Kentucky Operations, LLC, Prism Leasing, LLC, Prism Management Services, LLC, Prism Maryland Operations, LLC, Prism Massachusetts Operations, LLC, Prism Michigan Operations, LLC, Prism Minnesota Operations, LLC, Prism Missouri Operations, LLC, Prism New Jersey Operations, LLC, Prism New York Operations, LLC, Prism North Carolina Operations, LLC, Prism Ohio Operations, LLC, Prism Operations, LLC, Prism Oregon Operations, LLC, Prism Pennsylvania Operations, LLC, Prism Resp Org, LLC, Prism Rhode Island Operations, LLC, Prism Texas Operations, LLC, Prism Virginia Operations, LLC, Prism Washington Operations, LLC and Prism Wisconsin Operations, LLC.

                  1.118 "Pro Rata" means with respect to a distribution regarding a particular Class, the proportion that (a) the Face Amount of a Claim in a particular Class bears to (b) the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

                  1.119 "Professional" means those Persons employed in the Chapter 11 Cases pursuant to section 327 and 1103 of the Bankruptcy Code or otherwise.

                  1.120 "Professional Claim" means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges, expenses incurred after the Petition Date and prior to and including the Effective Date.

                  1.121 "Professional Fee Order" means the order entered by the Bankruptcy Court on July 16, 2001, authorizing the interim payment of Professional Claims, as may be amended from time to time prior to the entry on the docket of the Confirmation Order.

                  1.122 "Quarter" means the period beginning on the Effective Date and ending on the next December 31, March 31, June 30 or September 30, and each three month period thereafter.

                  1.123 "Quarterly Distribution" means the distribution made on a Quarterly Distribution Date.

                  1.124 "Quarterly Distribution Date" means the forty-fifth
(45th) day after the end of the Quarter following the Quarter in which the Effective Date occurs and the forty-fifth (45th) day after the end of each subsequent Quarter.

                  1.125 "Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date.

                  1.126 "Registration Rights Agreement" means the agreement, in substantially the form attached as Exhibit F to this Plan, which agreement shall be in a form reasonably acceptable to the Creditors' Committee, whereby the Reorganized Debtors shall be obligated to register certain shares of New Common Shares pursuant to the terms and conditions of such agreement.

                  1.127 "Reinstated" or "Reinstatement" means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest entitles the Claim so as to leave such Claim or Interest Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the Claim or Interest holder to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code;
(ii) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (iii) compensating the Claim holder for any damages incurred as a result of any reasonable reliance by such Claim holder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim or Interest entitles the Interest holder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

                  1.128 "Released Party" means, collectively, pursuant to
section 1123(b)(3) of the Bankruptcy Code, effective as of the Effective
Date: (i) all officers of each of the Debtors, all directors of each of the Debtors, and all employees of each of the Debtors as of the Disclosure Statement Hearing, (ii) the Creditors' Committee and all members of the Creditors' Committee in their representative capacity, (iii) the Equity Committee and all members of the Equity Committee in their respective capacity, (iv) the Restructuring Professionals; (v) the Prepetition Indenture Trustees; and (vi) the Prepetition Lenders.

                  1.129 "Reorganized ..." means the applicable Debtor from and after the Effective Date subject to the Restructuring Transactions and
Section 7.1of the Plan.

                  1.130 "Reorganized Comdisco" means under the Newco Structure, unless another structure is reasonably agreed upon by the Debtors and the Creditors' Committee as set forth in Section 7.1 of the Plan, a corporation organized under the laws of Delaware or under such other law as determined by the Debtors, the stock of which will be issued to holders of Allowed General Unsecured Claims in Class C-4 as part of the Plan consideration to be received by such holders.

                  1.131 "Reorganized Debtor" or "Reorganized Debtors" means individually any Debtor and collectively all Debtors from and after the Effective Date.

                  1.132 "Reorganized Prism Common Stock" means the shares of common stock of Reorganized Prism.

                  1.133 "Restructuring Professional" means, collectively, Arthur Andersen LLP (or such other professional, including Huron Consulting Group LLC and KPMG LLP, who are providing services in Arthur Andersen's place), Bell, Boyd & Lloyd LLC, Bingham Dana LLP, Brown Rudnick Berlack Israels LLP, Chaim Fortgang, Esq., Chanin Capital Partners, Ernst & Young, Gardner Carton & Douglas, Goldman Sachs & Co., Kekst and Company, Logan & Company, Inc., Latham & Watkins, Lazard Freres & Co. LLC, McKinsey & Company, Piper Marbury Rudnick & Wolfe LLP, Rockwood Gemini Advisors, Rothschild Inc., Skadden, Arps, Slate, Meagher & Flom (Illinois) and Affiliates, Wachtell, Lipton, Rosen & Katz and their members, partners, shareholders, officers, directors and employees.

                  1.134 "Restructuring Transaction" has the meaning ascribed in Section 7.1 of this Plan.

                  1.135 "Scheduled" means with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth in the Schedules.

                  1.136 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtors, as such schedules have been or may be further modified, amended or supplemented from time to time in accordance with Rule 1009 of the Bankruptcy Rules or Orders of the Bankruptcy Court.

                  1.137 "Secured Claim" means a Claim that is secured by a security interest in or a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claimholder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

                  1.138 "Securities Act" means the Securities Act of 1933, 15 U.S.C.ss.ss. 77c-77aa, as now in effect or hereafter amended.

                  1.139 "Securities Class Action" means In re Comdisco Securities Litigation, 01-C-2110 (N.D Illinois).

                  1.140 "SIP" means the Shared Investment Plan dated January 30, 1998.

                  1.141 "SIP Election Date" means August 30, 2002 or as otherwise set forth on Exhibit H which may be filed on or before the Exhibit Filing Date and shall be acceptable to the Creditors' Committee.

                  1.142 "SIP Guarantee Agreement" means the Facility and Guarantee Agreement, dated as of February 2, 1998 between Comdisco, The First National Bank of Chicago and the Financial Institutions Party thereto.

                  1.143 "SIP Lenders" means the lenders party to the SIP Guarantee Agreement.

                  1.144 "SIP Notes" means the promissory note executed by the SIP Participant as consideration for the advances made by the SIP Lenders to fund the SIP.

                  1.145 "SIP Participants" means the current and former employees of Comdisco who participated in the SIP.

                  1.146 "SIP Release" means the release offered to the SIP Participants as set forth in Section 14.9 of the Plan or as otherwise set forth on Exhibit H which may be filed on or before the Exhibit Filing Date and which shall be acceptable to the Creditors' Committee.

                  1.147 "SIP Subrogation Claims" means the claims of Comdisco against any SIP Participant resulting from payments made to the SIP Lenders under the SIP Guarantee Agreement, or otherwise in respect of the SIP Notes, against any SIP Participant.

                  1.148 "Subordinated Claims" means any claim subordinated pursuant to section 510(b) of the Bankruptcy Code, which shall include any claim arising from the rescission of a purchase or sale of any Old Equity claim for damages arising from the purchase or sale of Old Equity or any claim for reimbursement, contribution or indemnification on account of any such claim.

                  1.149 "Supplemental Distribution Account" means the Property remaining in the applicable Disputed Claim Reserve, if any, to the extent that a Disputed Class C-4 Claim is not allowed or is allowed in an amount less than the amount reserved for such Disputed Claim.

                  1.150 "Trust Advisory Board" means the Board that is to be created pursuant to Section 12.4 of the Plan for the purpose of advising the Trustee with respect to decisions affecting the Litigation Trust.

                  1.151 "Trust Agreement" means that certain Trust Agreement that is to govern the Litigation Trust, in substantially the form attached as Exhibit G to this Plan, which agreement shall be in a form reasonably acceptable to the Creditors' Committee, pursuant to which, among other things, the Trust Assets shall be distributed to the holders of Claims in Class C-4, as set forth in, and in a manner consistent with the terms of, this Plan.

                  1.152 "Trust Assets" means those assets to be transferred to and owned by the Litigation Trust pursuant to Article XII and Section 14.9(d) of this Plan, which are comprised of the SIP Subrogation Claims.

                  1.153 "Trust Expenses" means all reasonable costs, expenses and fees incurred or to be incurred (as estimated by the Trustee in consultation with the Trust Advisory Board) by the Trustee in the administration of its duties or as contemplated pursuant to the Trust Agreement.

                  1.154 "Trust Recoveries" means any and all proceeds received by the Litigation Trust from (a) the prosecution to and collection of a final judgment of a SIP Subrogation Claim; or (b) the settlement or the compromise of a SIP Subrogation Claim.

                  1.155 "Trust Structure" means, if reasonably agreed upon by the Debtors and the Creditors' Committee, as set forth in Section 7.1 of the Plan, the reorganization structure pursuant to which the Debtors will transfer, on the Effective Date, all or substantially all of their assets to one or more newly formed trusts classified as liquidating trusts under section 301.7701-4 of the Procedure and Administration Regulations in exchange for the consideration to be provided to exchanging holders of Allowed Claims and Allowed Interests in accordance with the Plan, followed by the Debtors' distribution of such consideration to the exchanging holders in complete liquidation and pursuant to which the Reorganized Debtors will pursue the orderly run off of the leasing, ventures and European businesses, subject to the Restructuring Transactions.

                  1.156    "Trustee" means the trustee of the Litigation Trust.

                  1.157 "Unimpaired Claim" means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

                  1.158    "Voting Deadline" means July 19, 2002.

                  1.159 "Voting Record Date" means the date established by the Bankruptcy Court as the date for determining those holders of Claims against the Debtors entitled to vote on the Plan.

B.       Rules of Interpretation.

         For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural;
(b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections, Articles and Plan Schedules are references to Sections, Articles and Plan Schedules of or to this Plan; (f) the words "herein," "hereunder" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, Certificates of Incorporation, By-laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

C.       Computation of Time.

         In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided for, the provisions of Bankruptcy Rule 9006(a) shall apply.

D.       References to Monetary Figures.

         All references in the Plan to monetary figures shall refer to United States currency, unless otherwise expressly provided.

E.       Exhibits and Plan Schedules.

         All Exhibits and Plan Schedules are incorporated into and are a part of the Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits and Plan Schedules shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date.


                                 ARTICLE II

              ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

                  2.1 Administrative Claims. Subject to the provisions of
Article XI of this Plan, on, or as soon as reasonably practicable after, the later of (a) the Effective Date, or (b) the date on which an Administrative Claim becomes an Allowed Administrative Claim, each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims against a Debtor with respect to liabilities incurred in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                  2.2 Priority Tax Claims. On, or as soon as reasonably practicable after, the later of (a) the Effective Date, or (b) the date on which a Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim against a Debtor shall receive in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, payment in full in Cash; provided, however, that any Priority Tax Claim that is not an Allowed Claim, including any Allowed Priority Tax Claim not due and owing on the Effective Date, will be paid in accordance with this section when such Claim becomes due and owing.


                                ARTICLE III

                   CLASSIFICATION OF CLAIMS AND INTERESTS

                  Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in each of the Debtors. All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, have not been classified and their treatment is set forth in Article II above.

                  A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class only for the purpose of voting on, and receiving distributions pursuant to, the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. Classes designated with a "C" refer to Classes of Claims against and Interests in the Comdisco Debtors. Classes designated with a "P" refer to Classes of Claims against and Interests in the Prism Debtors.

                  3.1 Classification of Claims Against and Interests in the Comdisco Debtors.

                           (a)   Class C-1. Class C-1 consists of all
                                 Secured Claims against the Comdisco
                                 Debtors.

                           (b) Class C-2. Class C-2 consists of all Other Priority Claims against the Comdisco Debtors.

                           (c)   Class C-3. Class C-3 consists of all
                                 General Unsecured Convenience Claims
                                 against the Comdisco Debtors.

                           (d)   Class C-4. Class C-4 consists of all
                                 General Unsecured Claims against the
                                 Comdisco Debtors.

                           (e)   Class C-5A. Class C-5A consists of all
                                 Interests in the Comdisco Debtors.

                           (f)   Class C-5B. Class C-5B consists of all
                                 Subordinated Claims against the Comdisco
                                 Debtors.

                  3.2 Classification of Claims Against and Interests in the Prism Debtors.

                           (a)   Class P-1. Class P-1 consists of all
                                 Secured Claims against the Prism Debtors.

                           (b) Class P-2. Class P-2 consists of all Other Priority Claims against the Prism Debtors.

                           (c)   Class P-3. Class P-3 consists of all
                                 General Unsecured Claims against the Prism
                                 Debtors.

                           (d)   Class P-4. Class P-4 consists of all
                                 Interests in the Prism Debtors.


                                 ARTICLE IV

                  IDENTIFICATION OF CLASSES OF CLAIMS AND
              INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN

                  4.1 Unimpaired Classes of Claims. The Classes listed below are Unimpaired by the Plan:

                          Class C-1          Class P-1
                          Class C-2          Class P-2


                  4.2 Impaired Classes of Claims and Interests. The Classes listed below are Impaired by the Plan:

                          Class C-3          Class P-3
                          Class C-4          Class P-4
                          Class C-5A
                          Class C-5B




                                 ARTICLE V

              PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

                  5.1      Comdisco.

                           (a) Class C-1 (Secured Claims Against Comdisco).
The legal, equitable and contractual rights of the holders of Allowed Secured Claims against Comdisco, if any, are unaltered by the Plan. On, or as soon as reasonably practicable after, the later of (i) the Effective Date, or (ii) the date on which such Secured Claim becomes an Allowed Secured Claim, each holder of an Allowed Secured Claim against Comdisco shall, in full satisfaction, settlement and release of, and in exchange for, such Allowed Secured Claim, at the election of Comdisco or the Reorganized Debtors, either (x) have its claim Reinstated or (y) receive
(1) Cash equal to the amount of such Allowed Secured Claim or (2) such other treatment that will not impair the holder of such Allowed Secured Claim pursuant to section 1124 of the Bankruptcy Code; provided, however, that any Secured Claim that is not an Allowed Claim on the Effective Date, including any Secured Claim not due and owing on the Effective Date will be paid in accordance with this section if and when such Claim becomes Allowed and is due and owing. Any default that existed with respect to any Secured Claim immediately prior to the Petition Date shall be deemed cured upon the Effective Date.

                           (b) Class C-2 (Other Priority Claims Against
Comdisco). The legal and equitable rights of the holders of Other Priority Claims against Comdisco are unaltered by the Plan. On, or as soon as reasonably practicable after, the later of (i) the Effective Date, or (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement and release of, and in exchange for, such Allowed Other Priority Claim, at the election of Comdisco or the Reorganized Debtors, (x) Cash equal to the amount of such Allowed Other Priority Claim or (y) such other treatment that will not impair the holder of such Allowed Other Priority Claim pursuant to section 1124 of the Bankruptcy Code; provided, however, that any Other Priority Claim that is not an Allowed Claim on the Effective Date, including any Other Priority Claim not due and owing on the Effective Date will be paid in accordance with this section when such Claim becomes due and owing. Any default with respect to any Other Priority Claim that existed immediately prior to the Petition Date will be deemed cured on the Effective Date.

                           (c) Class C-3 (General Unsecured Convenience
Claims Against Comdisco). On, or as soon as reasonably practicable after, the later of (i) the Effective Date, or (ii) the date on which a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim, each holder of an Allowed General Unsecured Convenience Claim against Comdisco shall receive, in full satisfaction, settlement and release of, and in exchange for, such Allowed General Unsecured Convenience Claim, at the election of Comdisco (x) Cash in an amount equal to 89.8% of such Allowed General Unsecured Convenience Claim or (y) the same treatment as is afforded to holders of Allowed Class C-4 General Unsecured Claims against Comdisco if the holder of such General Unsecured Convenience Claim makes an irrevocable written election made on a validly executed and timely delivered ballot. If such election is made, the holder of such General Unsecured Convenience Claim shall be deemed a holder of a General Unsecured Claim for all purposes (including voting and distribution). Holders of claims in excess of $15,000 may make an irrevocable written election made on a validly executed and timely delivered ballot to reduce all of such holders General Unsecured Claims to $15,000 in the aggregate and then have such reduced single claim reclassified as a General Unsecured Convenience Claim for all purposes (including voting and distribution).

                           (d) Class C-4 (General Unsecured Claims Against
Comdisco). On the Distribution Date, or as soon thereafter as is reasonably practicable, the Disbursing Agent shall receive on behalf of each holder of an Allowed General Unsecured Claim against Comdisco, in full satisfaction, settlement, release and discharge of, and in exchange for, each and every General Unsecured Claim against Comdisco, its Pro Rata share of (i) the Net Available Comdisco Cash, (ii) the New Senior Notes; (iii) the New PIK Notes, (iv) the Trust Assets and (v) the New Common Shares to be distributed Pro Rata by the Disbursing Agent to holders of Allowed General Unsecured Claims against Comdisco, at such times and in the manner provided in the Plan. In addition, on each Quarterly Distribution Date, each holder of an Allowed General Unsecured Claim against Comdisco shall receive its Pro Rata Share of the (i) Net Available Comdisco Cash, (ii) the New Senior Notes, (iii) the New PIK Notes, (iv) the Trust Assets and (v) the New Common Shares held in the Supplemental Distribution Account, provided, however, that the Disbursing Agent shall not be required to make any such distribution on the Quarterly Distribution Date if, in the Disbursing Agent's sole discretion, the value of the property in the Supplemental Distribution Account is insufficient.

                           (e) Class C-5A (Interests in Comdisco). On the
Effective Date, or as soon thereafter as is reasonable and practicable, each holder of an Allowed Comdisco Interest shall receive (i) if Classes C-3 and C- 4 vote to accept the Plan such holder's Pro Rata share of the Contingent Equity Distribution or (ii) if either Class C-3 or C-4 does not vote to accept the Plan, the holders of Interests in Class C-5A shall receive or retain no property under the Plan on account of such Interests. In addition, on each Quarterly Distribution Date, each holder of an Allowed Interest in Comdisco shall receive its Pro Rata share (along with holders of Allowed Subordinated Claims) of the Contingent Equity Distribution held in the Supplemental Distribution Account, provided, however, that the Disbursing Agent shall not be required to make any such distribution on the Quarterly Distribution Date if, in the Disbursing Agent's sole discretion, the value of the property in the Supplemental Distribution Account is insufficient. On the Effective Date all of the Comdisco Interests shall be cancelled. For the purpose of determining the Pro Rata share of the Contingent Equity Distribution to be distributed as set forth in Section 5.1(e) and Section 5.1(f) of this Plan, the Claim of a holder of an Allowed Subordinated Claim in Class C-5B, if any, shall be deemed to equal the number of shares of Old Equity on which the Allowed Subordinated Claim is based, unless otherwise ordered by the Bankruptcy Court.

                           (f) Class C-5B (Allowed Subordinated Claims
against Comdisco). On the Effective Date, or as soon thereafter as is reasonable and practicable, each holder of an Allowed Subordinated Claim shall receive (i) if Classes C-3 and C-4 vote to accept the Plan such holder's Pro Rata share of the Contingent Equity Distribution or (ii) if either Class C-3 or Class C-4 does not vote to accept the Plan, the holders of Claims in Class C- 5B shall receive or retain no property under the Plan on account of such Claims. In addition, on each Quarterly Distribution Date, each holder of an Allowed Subordinated Claim against Comdisco shall receive its Pro Rata share (along with holders of Allowed Interests) of the Contingent Equity Distribution held in the Supplemental Distribution Account, provided, however, that the Disbursing Agent shall not be required to make any such distribution on the Quarterly Distribution Date if, in the Disbursing Agent's sole discretion, the value of the property in the Supplemental Distribution Account is insufficient. For the purpose of determining the Pro Rata share of the Contingent Equity Distribution to be distributed as set forth in Section 5.1(e) and Section 5.1(f) of this Plan, the Claim of a holder of an Allowed Subordinated Claim in Class C-5B, if any, shall be deemed to equal the number of shares of Old Equity on which the Allowed Subordinated Claim is based, unless otherwise ordered by the Bankruptcy Court.

                  5.2      Prism.

                           (a) Class P-1 (Secured Claims Against Prism). If
the holders of Class P-3 General Unsecured Claims vote to accept the Plan, then the holders of Secured Claims against Prism will receive (i) Cash equal to the Allowed Amount of such Allowed Secured Claim or (ii) such other treatment that will not impair the holder of such Allowed Secured Claim pursuant to Section 1124 of the Bankruptcy Code; provided, however, that Comdisco will not receive any distribution as a holder of a Secured Claim on account of the Comdisco/Prism Intercompany Secured Claim, but will release its security interest and agree to reclassify its Claim as a Class P-3 General Unsecured Claim. If the holders of Class P-3 General Unsecured Claims vote against the Plan then the Comdisco/Prism Intercompany Secured Claim shall remain a Class P-1 Secured Claim and shall receive Cash equal to the Allowed amount of the Comdisco/Prism Intercompany Secured Claim.

                           (b) Class P-2 (Other Priority Claims Against
Prism). The legal and equitable rights of the holders of Other Priority Claims, if any, against Prism are unaltered by the Plan. On, or as soon as reasonably practicable after, the later of (i) the Effective Date, or (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement and release of, and in exchange for, such Allowed Other Priority Claim, at the election of the Debtors or the Reorganized Debtors, (x) Cash equal to the amount of such Allowed Other Priority Claim or (y) such Claim will be otherwise treated in any other manner such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that any Other Priority Claim that is not an Allowed Claim on the Effective Date, including any Other Priority Claim not due and owing on the Effective Date will be paid in accordance with this section if and when such Claim becomes Allowed and is due and owing. Any default with respect to any Other Priority Claim that existed immediately prior to the Petition Date will be deemed cured on the Effective Date.

                           (c) Class P-3 (General Unsecured Claims against
Prism). On the Distribution Date, or as soon thereafter as practicable, each holder of an Allowed General Unsecured Claim against Prism shall receive their Pro Rata share of the Net Available Prism Cash; provided, however, that if the holders of Class P-3 General Unsecured Claims against Prism vote to accept the Plan, then Comdisco shall agree to limit its recovery on account of the Comdisco/Prism Intercompany General Unsecured Claim and the Comdisco/Prism Intercompany Secured Claims to (i) one-third (1/3) of the distribution to all holders of Class P-3 General Unsecured Claims against Prism plus (ii) the Reorganized Prism Common Stock.

                           (d) Class P-4 (Interests in Prism). On the
Effective Date, the Old Common Stock of Prism and all other Interests in Prism will be cancelled and the holders thereof shall not receive or retain any distribution on account of such Interests.

                  5.3 Special Provision Regarding Unimpaired Claims. Except as otherwise provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

                                 ARTICLE VI

                    ACCEPTANCE OR REJECTION OF THE PLAN

                  6.1 Classes Entitled to Vote. Subject to Sections 6.3 and
6.4 of this Plan, Claim and Interest holders in Impaired Classes of Claims and Interests are entitled to vote as a class to accept or reject the Plan. Votes will be separately tabulated by the Comdisco Debtors and the Prism Debtors with respect to both Plans that are contained in this Joint Plan.

                  6.2 Acceptance by Impaired Classes. In accordance with
section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan. In accordance with section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests entitled to vote shall have accepted the Plan if the Plan is accepted by holders of at least two-thirds (2/3) in amount of the Allowed Interests in such Class that have timely and properly voted to accept or reject the Plan.

                  6.3 Presumed Acceptances by Unimpaired Classes. Classes C-1, C-2, P-1 and P-2 are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claim holders are conclusively presumed to accept the Plan, and the votes of such Claim holders will not be solicited.

                  6.4 Classes Deemed to Reject Plan. Class P-4 is not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, holders of Interests in such Class are deemed to reject the Plan and their votes will not be solicited.

                  6.5 Summary of Classes Voting on the Plan. As a result of the provisions of Sections 6.1, 6.3 and 6.4 of this Plan, the votes of holders of Claims in the Classes C-3, C-4, C-5A, C-5B and P-3 will be solicited with respect to this Plan.

                  6.6 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class entitled to vote rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

                  6.7 Confirmability and Severability of a Plan. The confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to the Comdisco Debtors and the Prism Debtors. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan as it applies to any particular Debtor or any Exhibit or Plan Schedule. A determination by the Bankruptcy Court that the Plan, as it applies to any particular Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect: (a) the confirmability of the Plan as it applies to any other Debtor, or (b) the Debtors' ability to modify the Plan, as it applies to any particular Debtor, to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

                                ARTICLE VII

                    MEANS FOR IMPLEMENTATION OF THE PLAN

                  7.1      Corporate or Trust Existence.

                           (a) Subject to the Restructuring Transactions,
each of the Debtors shall continue to exist after the Effective Date as a separate corporate or trust entity, with all the powers of a corporation or trust under applicable law in the jurisdiction in which it is formed and
(i) in the case of a corporation, pursuant to the Certificate of Incorporation and By-laws in effect prior to the Effective Date, except to the extent such Certificate of Incorporation and By-laws are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date or (ii) in the case of a trust pursuant to the declaration of trust, trust agreement or similar document pursuant to which such trust is formed.

                           (b) On or after the Effective Date, the
applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a restructuring of their respective businesses, to otherwise simplify the overall structure of the Reorganized Debtors, or to reorganize certain of the subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable subsidiary Debtors are presently incorporated. Such restructuring may include, but is not limited to, one or more mergers, consolidations, restructures, dispositions, liquidations, dissolutions, or any other transactions in which Comdisco or a Comdisco Debtor transfers assets and liabilities to a new, wholly-owned direct subsidiary of Reorganized Comdisco as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements, declarations of trust, trust agreements or similar trust documents or other documents of merger, consolidation, restructuring, disposition, liquidation, dissolution or any other transactions in which Comdisco or a Comdisco Debtor transfers assets and liabilities to a new, wholly-owned direct subsidiary of Reorganized Comdisco containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, dissolution or incorporation or declarations of trust, trust agreements or similar trust documents pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations or trusts. In each case in which the surviving, resulting, or acquiring corporation or trusts in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation or trust will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

                           (c) As part of the Restructuring Transactions,
Reorganized Comdisco shall form two new, wholly-owned direct subsidiaries, New Leasing Company and New Europe Holding Company. On the Effective Date Reorganized Comdisco shall transfer all assets and stock of the Comdisco Debtors relating to the leasing business to the New Leasing Company and all of the stock of the Non-Debtor foreign subsidiaries to New Europe Holding Company. In addition, Reorganized Comdisco shall form New Ventures Company, a direct wholly- owned subsidiary of New Leasing Company and shall transfer to New Ventures Company all assets of the Comdisco Debtors related to the Ventures business. In addition, Reorganized Comdisco may transfer any remaining assets to one of the subsidiary companies or form an additional wholly-owned direct or indirect subsidiary to hold all, or a portion, of its remaining assets.

                           (d) On the Effective Date, if reasonably agreed
upon by the Debtors and the Creditors' Committee, the Newco Structure shall be implemented, unless the Debtors and the Creditors' Committee otherwise reasonably determine to implement the Continuing Company Structure or the Trust Structure. If the Trust Structure is selected, then the Debtors will enter into a trust agreement acceptable to the Creditors' Committee.

                           (e) As part of the Restructuring Transactions,
on, prior to, or as soon as practicable after, the Effective Date, the Reorganized Debtors shall take whatever steps are necessary and appropriate to wind up and terminate the corporate existence of the Affiliate Debtors, including to transfer the assets of such entity (including such entities' Interests) to such other of the Reorganized Debtors as the Reorganized Debtors may determine; provided, however, that the Reorganized Comdisco Debtors may not transfer property to the Reorganized Prism Debtors and the Reorganized Prism Debtors may not transfer assets to the Reorganized Comdisco Debtors.

                  7.2      Substantive Consolidation.

                  The Plan, as set forth below, provides for the substantive consolidation of the Estates that comprise the Comdisco Debtors, and the Estates that comprise the Prism Debtors, respectively. The Plan does not provide for the substantive consolidation of the Comdisco Debtors and the Prism Debtors.

                           (a) The Comdisco Debtors. The Plan is premised
upon the substantive consolidation of the Estates that comprise the Comdisco Debtors only for purposes of the Plan, for voting, confirmation and distribution purposes. Except as set forth in Section 7.1, the Plan does not contemplate the merger or dissolution of any Debtor entity or the transfer or commingling of any asset of any Debtor. On the Effective Date,
(i) all assets and liabilities of the Comdisco Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Comdisco; (ii) no distributions shall be made under the Plan on account of Intercompany Claims; (iii) no distributions shall be made under the Plan on account of Affiliate Interests; and (iv) all guarantees of the Comdisco Debtors of the obligations of any other Comdisco Debtor shall be deemed eliminated so that any claim against any Comdisco Debtor and any guarantee thereof executed by any other Comdisco Debtor and any joint or several liability of any of the Comdisco Debtors shall be deemed to be one obligation of the consolidated Comdisco Debtors. Such substantive consolidation (other than for purposes related to the Plan) shall not affect (i) the legal, corporate or trust structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Comdisco to effect the Restructuring Transactions as provided in Section 7.1 of the Plan, (ii) Intercompany Claims, (iii) Affiliate Interests, and (iv) pre and post Commencement Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or
(y) pursuant to the Plan.

                           (b) The Prism Debtors. The Plan is premised upon
the substantive consolidation of the Estates that comprise the Prism Debtors only for purposes of the Plan, for voting, confirmation and distribution purposes. Except as set forth in Section 7.1, the Plan does not contemplate the merger or dissolution of any Prism Debtor entity or the transfer or commingling of any asset of any Prism Debtor. On the Effective Date, (i) all assets and liabilities of the Prism Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Prism; (ii) no distributions shall be made under the Plan on account of Intercompany Claims other than the Comdisco/Prism Intercompany General Unsecured Claim and Comdisco/Prism Intercompany Secured Claims to the extent provided in Section 5.2; (iii) no distributions shall be made under the Plan on account of Affiliate Interests; and (iv) all guarantees of the Prism Debtors of the obligations of any other Prism Debtor shall be deemed eliminated so that any claim against any Prism Debtor and any guarantee thereof executed by any other Prism Debtor and any joint or several liability of any of the Prism Debtors shall be deemed to be one obligation of the consolidated Prism Debtors. Such substantive consolidation (other than for purposes related to the Plan) shall not affect (i) the legal, corporate or trust structures of the Prism Debtors,
(ii) Intercompany Claims, (iii) Subsidiary Interests, and (iv) pre and post Commencement Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or
(y) pursuant to the Plan.

                  7.3 Order Granting Substantive Consolidation. This Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases, as described and to the limited extent set forth in Section 7.2 above. Unless an objection to such substantive consolidation is made in writing by any creditor affected by the Plan as herein provided on or before five (5) days prior to the Voting Deadline, or such other date as may be fixed by the Court, the Substantive Consolidation order (which may be the Confirmation Order) may be entered by the Court. The Substantive Consolidation order, however, shall only be entered if the Bankruptcy Court enters the Confirmation Order. In the event any such objections are timely filed, a hearing with respect thereto shall occur at the Confirmation Hearing.

                  7.4 Revesting of Assets; Releases of Liens. The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Debtor on the Effective Date, subject to the Restructuring Transactions. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any claims or interests arising or becoming due on or after the Effective Date without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. As of the Effective Date, all property of each Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the reasonable charges that they incur on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

                  7.5      Directors and Officers of the Reorganized Debtors.

                           (a) Appointment. The existing senior officers of
Comdisco, except for the Chief Executive Officer shall initially serve in the same capacities after the Effective Date for Reorganized Comdisco. On or prior to the Confirmation Hearing, the Debtors shall announce the new Chief Executive Officer of Comdisco. The initial board of directors of Reorganized Comdisco shall consist of five (5) directors. The Creditors' Committee shall be entitled to appoint four (4) directors and the Chief Executive Officer shall be the fifth director. All of the selected directors shall be reasonably acceptable to the Chief Executive Officer and the Creditors' Committee. The Chief Executive Officer shall be Chairman of the board of directors. The Persons designating board members shall file with the Bankruptcy Court and give to Comdisco written notice of the identities of such members no later than the date of the Confirmation Hearing; provided, however, that if and to the extent that the Creditors' Committee or the Equity Committee fail to file and give such notice, Comdisco shall designate the members of the board of directors of Reorganized Comdisco by announcing their identities at the Confirmation Hearing. The board of directors of the remaining Reorganized Debtors, or any new subsidiary of Reorganized Comdisco formed pursuant to the Restructuring Transactions, shall consist of directors as determined by Reorganized Comdisco on the Effective Date or thereafter.

                           (b) Terms. Reorganized Comdisco board members
shall serve for an initial two (2) year term commencing on the Effective Date. If agreed upon by the Debtors and the Creditors' Committee, the terms for board members may be staggered.

                           (c) Vacancies. Until the first annual meeting of
shareholders of Reorganized Comdisco after the Effective Date, any vacancy in the directorship originally (i) selected by the Creditors' Committee shall be filled by a person designated by such director as a replacement to serve out the remainder of the applicable term; and (ii) selected by the Chief Executive Officer, shall be filled by a person designated by the Chief Executive Officer to serve out the remainder of the applicable term.

                  7.6 Certificates of Incorporation, By-laws and Trust Documents. The Certificates of Incorporation, By-laws, declarations of trust, trust agreements or similar trust documents of each of the Reorganized Debtors and the New Subsidiary Companies shall be structured or amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, (a) pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of nonvoting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; and (b) provisions authorizing the issuance of New Subsidiary Company Common Shares, New Common Shares, New Senior Notes and New PIK Notes in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, the Reorganized Debtors may amend and restate the Certificates of Incorporation, By-laws, declarations of trust, trust agreements or similar trust documents as permitted by applicable law.

                  7.7 Corporate or Trust Action. On the Effective Date, the adoption of the Certificates of Incorporation or similar constituent documents, the adoption of the By-laws, the adoption of declarations of trust, trust agreements or similar trust documents, the selection of directors and officers (or persons serving in similar capacities) for the Reorganized Debtors, and all other actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the organizational structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan, shall, as of the Effective Date, be deemed to have occurred and shall be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by the security holders or directors of the Debtors and the Reorganized Debtors.

                  7.8 Cancellation of Existing Securities. On the Effective Date, except as otherwise provided for in the Plan, (a) the Existing Securities and any other notes, bonds, indentures or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated or amended and restated under the Plan, shall be cancelled without any further action, and (b) the obligations of, and/or Claims against, the Debtors under or relating to any agreements, indentures or certificates of designation governing the Existing Securities and any other notes, bonds, indentures or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated or amended and restated under the Plan, as the case may be, shall be discharged; provided, however, that each indenture or other agreement that governs the rights of the Claim holder and that is administered by an indenture trustee, an agent or a servicer shall continue in effect solely for the purposes of allowing such indenture trustee, agent or servicer to make the distributions to be made on account of such Claims under the Plan as provided in Article IX of the Plan, allowing the Prepetition Indenture Trustees to assert their Prepetition Indenture Trustees Charging Liens against such distributions for payment of the Prepetition Indenture Trustees Fees, to the extent that all or a portion of such fees are not paid pursuant to Section 11.2 of this Plan; provided, further, that this proviso in the Plan shall not affect the discharge of the Debtors' or the Reorganized Debtors' liabilities under the Bankruptcy Code and the Confirmation Order or result in any expense or liability to the Reorganized Debtors.

                  7.9 Issuance of New Securities and Related Documentation. On the Effective Date, or as soon as reasonably practicable after, the Reorganized Debtors shall issue (i) for distribution in accordance with the terms of the Plan, the New Common Shares, the New Senior Notes, the New PIK Notes and the Contingent Equity Distribution to the Disbursing Agent, and
(ii) the New Subsidiary Companies Common Shares to Reorganized Comdisco. The issuance of the New Common Shares, the New Senior Notes and the New PIK Notes and, to the extent they are securities, the Contingent Equity Distribution, and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, not earlier than the first anniversary of the Effective Date, Reorganized Comdisco will enter into a Registration Rights Agreement, substantially in the form of Exhibit F to be filed on or before the Exhibit Filing Date, with each holder of an Allowed Class C-4 Claim and, if the Contingent Equity Distribution is determined to be a security, each holder of an Allowed Class C-5A Interest or Allowed Class C-5B who (a) who by virtue of holding the New Common Shares or the Contingent Equity Distribution to be distributed under the Plan and/or its relationship with Reorganized Comdisco could reasonably be deemed to be an "affiliate" (as such term is used within the meaning of applicable securities laws) of Reorganized Comdisco, and (b) who requests in writing that Reorganized Comdisco execute such agreement. The Registration Rights Agreements shall contain certain shelf, demand and piggyback registration rights for the benefit of the signatories thereto.

                  7.10 Sources of Cash for Plan Distributions. Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from existing Cash balances and the operations of the Debtors and the Reorganized Debtors.

                  7.11 Use of Cash. Prior to the Distribution Date, the Reorganized Debtors shall fund the Cash Reserve and the Operating Reserve. After the Distribution Date, all Cash received by Reorganized Comdisco shall be used as follows: First, to pay operating expenses, second, to pay interest under the New Senior Notes; third to amortize principal under the New Senior Notes; fourth, to pay interest under the New PIK Notes; fifth, to make the applicable payments under the Management Incentive Plan; sixth to amortize the New PIK Notes; and seventh, to pay dividends or other distributions to the holders of the New Common Shares.

                  7.12 Exclusivity Period. The Debtors shall retain the exclusive right to amend or modify the Plan (subject to the provisions of Section 16.3 of this Plan), and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date.

                  7.13 Exemption from Certain Transfer Taxes. Pursuant to
section 1146(c) of the Bankruptcy Code, any transfers from the Debtors to the Reorganized Debtors or otherwise pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                  7.14 Preservation of Causes of Action. Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Causes of Action that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s) may pursue such Causes of Action as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights. The Debtors reserve their right to modify Schedule to add or delete parties or causes of action, but disclaim any obligation to do so.

                  7.15 Effectuating Documents; Further Transactions. On the Effective Date, the Chief Executive Officer and other executive officers of the Reorganized Debtors shall be authorized and directed to issue, execute, deliver, file or record the contracts, instruments, securities, releases, and other agreements or documents contemplated by the Plan in the name of and on behalf of the Reorganized Debtors. The secretary or any assistant secretary of the Reorganized Debtors shall be authorized to certify or attest to any of the foregoing actions.

                  7.16 Employee Benefits and Retiree Benefits. From and after the Effective Date, the Reorganized Debtors, at their sole discretion, will continue their existing employee, severance and retention benefits policies, plans and agreements subject to any rights to amend, modify or terminate such benefits under the terms of the applicable benefits agreements, applicable non-bankruptcy law or determination by the board of directors of the Reorganized Debtors. The Reorganized Debtors will continue to pay "retiree benefits" (as defined in section 1114(a) of the Bankruptcy Code), if any.

                  7.17 Management Incentive Plan and Management
Participation Agreement. On the Effective Date, the Debtors shall implement an incentive plan governed by the Management Incentive Plan. In addition, Reorganized Comdisco shall enter into any Management Participation Agreements which Reorganized Comdisco determines, in its sole discretion, are necessary. All such Management Participation Agreements shall be governed by the provisions of the Management Incentive Plan.

                                ARTICLE VIII

           TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  8.1 Assumption of Executory Contracts and Unexpired Leases. Each executory contract or unexpired lease as to which any of the Debtors is a party, including those listed in Schedule 8.1, shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such executory contract or unexpired lease (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on Schedule 8.2 attached hereto, or (iv) is otherwise rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365 and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Section 8.1 shall vest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any executory contract or unexpired lease.

                  Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

                  8.2 Rejection of Executory Contracts and Unexpired Leases. The executory contracts and unexpired leases specifically listed on
Schedule 8.2 of the Plan as rejected as of the Effective Date shall be deemed automatically rejected as of the Effective Date. As to those rejected executory contracts and unexpired leases rejected effective after the Effective Date, the Reorganized Debtors shall continue to perform their obligations thereunder until the effective date of such rejections. The Debtors reserve the right to (a) file a motion on or before the Confirmation Date to reject an executory contract or unexpired lease that
(i) is not listed on Schedule 8.2, or (ii) has not been previously rejected by Final Order of the Bankruptcy Court, and (b) modify or supplement
Schedule 8.2 at any time prior to the Effective Date, including, without limitation, the right to add any executory contract or unexpired lease to, or delete any executory contract or unexpired lease from, Schedule 8.2.

                  8.3 Cure of Defaults of Assumed Executory Contracts and Unexpired Leases. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided that if there is a dispute as to the amount of Cure that cannot be resolved consensually among the parties, the Debtors shall have the right to reject the contract or lease for a period of five (5) days after entry of a final order establishing a Cure amount in excess of that provided by the Debtors. The Confirmation Order shall contain provisions providing for notices of proposed assumptions and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto (which shall provide not less than twenty
(20) days notice of such procedures and any deadlines pursuant thereto) and resolution of disputes by the Bankruptcy Court. To the extent the Debtor who is party to the executory contract or unexpired lease is to be merged or liquidated as part of a Restructuring Transaction, the nondebtor parties to such executory contract or unexpired lease shall, upon assumption as contemplated herein, be deemed to have consented to the assignment of such executory contract or unexpired lease to the Reorganized Debtor that is the surviving entity after such Restructuring Transaction.

                  8.4 Rejection Damages Bar Date. If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the Debtors' Claims agent, Logan & Company, Inc. and served upon counsel to the Debtors, and counsel to the Creditors' Committee, within thirty (30) days after service of the earlier of (a) notice of the Effective Date, or (b) other notice that the executory contract or unexpired lease has been rejected.

                                 ARTICLE IX

                     PROVISIONS GOVERNING DISTRIBUTIONS

                  9.1 Time of Distributions. Except as otherwise provided for herein or ordered by the Bankruptcy Court, all distributions under the Plan on account of claims that are an Allowed Claim as of the Effective Date shall be made on the Distribution Date, and distribution on account of claims that become Allowed Claims after the Effective Date shall be made pursuant to Article X of this Plan.

                  9.2 Interest on Claims. Unless otherwise specifically provided for in the Plan, the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on Claims, and no Claim holder shall be entitled to interest accruing on or after the Petition Date on any Claim. To the extent provided for in the Plan, the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall accrue on Claims at the applicable non-default rate. Unless otherwise specifically provided for in the Plan, the Confirmation Order, or required by applicable bankruptcy law, interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim. Until the Effective Date, nothing herein shall waive the right of any creditor to seek postpetition interest.

                  9.3 Disbursing Agent. The Disbursing Agent(s) shall make all distributions required under this Plan, except that (a) the Prepetition Indenture Trustees, as agents or servicers, shall make distributions to holders of Allowed Prepetition Note Claims in accordance with the Prepetition Indentures, and (b) the Prepetition Administrative Agents shall make the Initial Distribution to holders of Allowed Prepetition Bank Claims. Within five (5) days following the Record Date the Prepetition Administrative Agents, except Bank One N.A., shall provide the Disbursing Agent with a list of holders of the Prepetition Bank Claims. The Disbursing Agent shall make all Quarterly Distributions to the holders of Prepetition Bank Claims. The Disbursing Agent(s) shall reasonably cooperate with the Prepetition Indenture Trustees, as agents or servicers, and the Prepetition Administrative Agents in making distributions in accordance with this Plan.

                  9.4      Delivery of Distributions.

                           (a) Distributions to holders of Allowed Class
C-3, C-4, C-5B or P-3 Claims shall be made by the Disbursing Agent, the Prepetition Indenture Trustees (as agents or servicers), or the Prepetition Administrative Agents (for purposes of this paragraph, the "applicable disbursing agent") (i) at the addresses set forth on the proofs of claim filed by such Claim holders (or at the last known addresses of such Claim holders if no proof of claim is filed or if the Debtors have been notified of a change of address), (ii) at the addresses set forth in any written notices of address changes delivered to the applicable disbursing agent after the date of any related proof of claim, (iii) at the addresses reflected in the Schedules if no proof of claim has been filed and the applicable disbursing agent has not received a written notice of a change of address, or (iv) in the case of a Claim holder whose Claim is governed by one of the Prepetition Indentures or other agreement and is administered by one of the Prepetition Indenture Trustees, at the addresses contained in the official records of the Prepetition Indenture Trustees, including as set forth in any ballots cast with respect to such Claims. Distributions made to holders of Claims by the Prepetition Indenture Trustees or the Prepetition Administrative Agents shall be subject to the rights of the Prepetition Indenture Trustees and the Prepetition Administrative Agents under the Prepetition Indentures, Prepetition Credit Agreements, or similar contract or agreement to enforce any charging liens thereunder, such as the Prepetition Indenture Trustee Charging Lien. If any Claim holder's distribution is returned as undeliverable, no further distributions to such Claim holder shall be made unless and until the applicable disbursing agent is notified of such Claim holder's then current address, at which time all missed distributions shall be made to such Claim holder without interest. Amounts in respect of undeliverable distributions shall be returned to (x) the applicable Prepetition Indenture Trustees, with respect to Prepetition Note Claims, (y) the applicable Prepetition Administrative Agent with respect to Prepetition Bank Claims or (z) the Disbursing Agent with respect to all other claims, until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the first (1st) anniversary of the Effective Date. After such date, all unclaimed property relating to distributions to be made on account of Class C-4 Claims shall revert to Reorganized Comdisco and any New Common Shares held for distribution on account of such Claim shall be cancelled and of no further force or effect and all the other unclaimed property shall revert to the Reorganized Debtors, free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require any of the applicable disbursing agents to attempt to locate any holder of an Allowed Claim or Interest.

                           (b) Delivery of distributions to holders of
Interests in Class C-5A shall be made by a Disbursing Agent at the addresses set forth in the Debtors' books and records.

                  9.5 Record Date for Distributions. The Disbursing Agent, the Prepetition Indenture Trustees and the Prepetition Agents shall have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim or Interest that occurs after the close of business on the Record Date, and will be entitled for all purposed herein to recognize and distribute only to those holders of Allowed Claims who are holders of such Claims, or participants therein, as of the close of business on the Record Date. The Reorganized Debtors and the Disbursing Agent shall instead be entitled to recognize and deal with for all purposes under the Plan with only those record holders stated on the official claims register or the official transfer ledger, as the case may be, as of the close of business on the Record Date. At the close of business on the Record Date, the transfer ledgers of the Prepetition Indenture Trustees, or other agents and servicers of the Prepetition Notes and the transfer registers of the Old Equity shall be closed, and there shall be no further changes in the record holders of the Prepetition Notes or the Old Equity. The Reorganized Debtors, the Prepetition Indenture Trustees, and any other agents and servicers for the Prepetition Notes shall have no obligation to recognize any transfer of the Prepetition Notes or the Old Equity occurring after the Record Date. The Reorganized Debtors, the Prepetition Indenture Trustees, and any other agents and servicers for the Prepetition Notes or Old Equity shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Record Date.

                  9.6 Surrender of Securities and Instruments.

                           (a) On or before the date that distributions are
first made by the Disbursing Agent or the Prepetition Indenture Trustees, each holder of an instrument evidencing a Claim on account of Prepetition Notes (a "Certificate") shall surrender such Certificate to the Prepetition Indenture Trustees who shall then deliver such Certificate to the Disbursing Agent in accordance with written instructions to be provided to such holder by the Prepetition Indenture Trustees as promptly as practicable following the Effective Date, and such Certificate shall be cancelled. Such instructions shall specify that delivery of such Certificate will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Certificate with a letter of transmittal in accordance with such instructions. No distribution of property hereunder shall be made to or on behalf of any such Claim holder unless and until such Certificate is received by the Disbursing Agent or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent. Any such Claim holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity holding the Reorganized Debtors, the Disbursing Agent, the Prepetition Indenture Trustees, or any other applicable agent or servicer, harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Allowed Claim and otherwise reasonably satisfactory to the Reorganized Debtors, the Disbursing Agent, the Prepetition Indenture Trustees, or any other applicable agent or servicer, prior to the first (1st) anniversary of the Effective Date, shall be deemed to have forfeited, and shall be forever barred from asserting, any and all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to the Reorganized Debtors Prepetition Indenture Trustees notwithstanding any federal or state escheat laws to the contrary. Upon compliance with this Section 9.6 by a holder of a Claim evidenced by a Prepetition Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered such note or other Security.

                           (b) On or before the date that distributions are
first made by the Disbursing Agent, each holder of an instrument evidencing an interest on account of Old Equity (a "Certificate") shall surrender such Certificate to the transfer agent who shall then deliver such Certificate to the Disbursing Agent in accordance with written instructions to be provided to such holder by the transfer agent as promptly as practicable following the Effective Date, and such Certificate shall be cancelled. Such instructions shall specify that delivery of such Certificate will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Certificate with a letter of transmittal in accordance with such instructions. No distribution of property hereunder shall be made to or on behalf of any such interest holder unless and until such Certificate is received by the Disbursing Agent or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent. Any such interest holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity holding the Reorganized Debtors, the Disbursing Agent, or any other applicable agent or servicer, harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Allowed Interest and otherwise reasonably satisfactory to the Reorganized Debtors, the Disbursing Agent, or any other applicable agent or servicer, prior to the first (1st) anniversary of the Effective Date, shall be deemed to have forfeited, and shall be forever barred from asserting, any and all rights and Interests in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary. Upon compliance with this Section 9.6 by a holder of an Interest evidenced by an Old Equity, such holder shall, for all purposes under the Plan, be deemed to have surrendered such Interest.

                  9.7 Services of Prepetition Indenture Trustees, Prepetition Administrative Agents and Servicers. The services, with respect to consummation of the Plan, of the Prepetition Indenture Trustees and the Prepetition Administrative Agents, including the reasonable fees and expenses of its counsel, under the Prepetition Indenture, Prepetition Credit Agreements and other agreements that govern the rights of holders of the Prepetition Notes or Prepetition Bank Claims, shall be as set forth elsewhere in this Plan. Notwithstanding the foregoing, the Reorganized Debtors, shall reimburse the Prepetition Indenture Trustees, Prepetition Administrative Agents and any other agent or servicer for reasonable and necessary services performed by them and any indemnification amounts under the Prepetition Indentures or Prepetition Credit Agreements arising in connection with the performance of such services as contemplated in this Plan.

                  9.8 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated, for federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

                           9.9 Withholding and Reporting Requirements. The
Reorganized Debtors and the Disbursing Agent (including the Trustee of the Litigation Trust, if applicable), as the case may be, shall be authorized to take any and all actions that may be necessary or appropriate to comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all payments and distributions hereunder shall be subject to such withholding and reporting requirements. All entities holding Claims or Interests shall be required to provide any information necessary to effect the withholding of such taxes. Notwithstanding any other provision of the Plan (i) each holder of an Allowed Claim or Allowed Interest that is to receive a distribution of New Common Shares pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Reorganized Debtors and the Disbursing Agent, as the case may be, for the payment and satisfaction of such tax obligations. Any New Common Shares to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to the Plan.

                  9.10 Means of Cash Payment. Payments of Cash made pursuant to the Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Reorganized Debtors, by (a) checks drawn on, or (b) wire transfer from a domestic bank selected by the Reorganized Debtors. Cash payments to foreign creditors may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

                  9.11 Fractional Shares. Any other provision of the Plan notwithstanding, payments of fractions of shares of New Common Shares shall not be made, and no New Senior Notes or New PIK Notes shall be issued, in any nominal (face) amount that contains a fraction of a dollar. Whenever any payment of a fraction of a share of New Common Shares or issuance of a New Senior Note or New PIK Note with a face amount containing a fractional dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole share (up or down), with half shares and half dollars being rounded down.

                  9.12 Setoffs. Each Debtor and Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors, the Reorganized Debtors, may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder.

                                 ARTICLE X

                     PROCEDURES FOR RESOLVING DISPUTED,
                     CONTINGENT AND UNLIQUIDATED CLAIMS

                  10.1 Claims Administration Responsibility. Each
Reorganized Debtor (or such other Person designated by the Reorganized Debtors to act on their behalf) shall retain responsibility for administering, disputing, objecting to, compromising or otherwise resolving and making distributions on account of the respective Claims of such Debtor.

                  10.2 Objection Deadline; Prosecution of Objections. No later than the Claims Objection Deadline (as may be extended by an order of the Bankruptcy Court), the Debtors or the Reorganized Debtors shall file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made, provided, however, the Debtors and the Reorganized Debtors shall not object to Claims specifically Allowed pursuant to the Plan. Nothing contained herein, however, shall limit the right of the Reorganized Debtors to object to Claims, if any, filed or amended after the Claims Objection Deadline. The Debtors and the Reorganized Debtors shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature and/or amount thereof. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim related will be treated as an Allowed Claim if such Claim has not been Allowed earlier.

                  10.3 No Distributions Pending Allowance. No payments or distributions will be made to a holder of a Claim with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim.

                  10.4 Disputed Claim Reserve. The Disbursing Agent shall withhold the Disputed Claim Reserve from the property to be distributed to particular classes under the Plan based upon the Face Amount of Disputed Claims as directed by the Reorganized Debtors. The Disbursing Agent shall withhold such amounts or property as may be necessary from property to be distributed to such Classes of Claims under the Plan on a Pro Rata basis based upon the Face Amount of such Claims. The Reorganized Debtors or their designated Disbursing Agent may request estimation for any Disputed Claim that is contingent or unliquidated, and the Disbursing Agent will withhold the applicable Disputed Claim Reserve based upon the estimated amount of each such Claim as estimated by the Bankruptcy Court. If the Reorganized Debtors or their designated Disbursing Agent elects not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is contingent or unliquidated, the Disbursing Agent shall withhold the applicable Disputed Claim Reserve based upon the good faith estimate of the Reorganized Debtors or their designated Disbursing Agent of such Claim. The Disbursing Agent shall also place in the applicable Disputed Claim Reserve any dividends, payments or other distributions made on account of, as well as any obligations arising from, the property withheld as the applicable Disputed Claim Reserve, to the extent that such property continues to be withheld as the applicable Disputed Claim Reserve at the time such distributions are made or such obligations arise. If practicable, the Disbursing Agent will invest any Cash that is withheld as the applicable Disputed Claim Reserve in an appropriate manner to insure the safety of the investment. Nothing in this Plan or the Disclosure Statement shall be deemed to entitle the holder of a Disputed Claim to postpetition interest on such Claim.

                  10.5 Distributions After Allowance. Payments and distributions from the Disputed Claim Reserve shall be made as appropriate to the holder of any Disputed Claim that has become an Allowed Claim, on the next Quarterly Distribution Date after the date such Disputed Claim becomes an Allowed Claim. Such distributions shall be based upon the cumulative distributions that would have been made to the holder of such Claim under the Plan if the Disputed Claim had been Allowed on the Effective Date and shall not be limited by the Disputed Claim Amounts previously reserved with respect to such Disputed Claim to the extent that additional amounts are available therefor, but only to the extent that such additional amounts have not yet been distributed to holders of Allowed Claims. Upon such distribution, the reserve shall be reduced by an amount equal to the amount reserved with respect to such Disputed Claim. To the extent the amount reserved for such Disputed Claim exceeds the Allowed Amount, if any, of such Claim, the remainder shall be deposited in the Supplemental Distribution Account and distributed to holders of Allowed Class C-4 Claims in accordance with the provisions of Section 5.1(d) of this Plan.

                                 ARTICLE XI

           ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

                  11.1     Professional Claims.

                           (a) On the Effective Date, the Debtors shall pay
all amounts owing to Professionals for all outstanding amounts relating to prior periods through the Effective Date approved by the Bankruptcy Court in accordance with the Professional Fee Order; provided, however, that Professionals shall continue to prepare fee applications in accordance with the Professional Fee Order up to the Effective Date. No later than fifteen
(15) days prior to the Confirmation Hearing, each Professional shall estimate fees and expenses due for periods that have not been billed as of the anticipated Effective Date. The Joint Fee Review Committee or any other party in interest shall have until the Confirmation Hearing to object to such estimate. If no party objects to a Professional's estimate, then within ten (10) days of the Effective Date such Professional shall submit a bill and, provided that such bill is no more than the estimate, the fees and expenses shall be Allowed. On the Effective Date, the Reorganized Debtors shall fund an escrow account in an amount equal to the aggregate amount of outstanding fee applications not ruled upon by the Bankruptcy Court as of the Effective Date plus the aggregate amount of all estimated fees and expenses due for periods that have not been billed as of the Effective Date. Such escrow account shall be used by the Reorganized Debtors to pay the remaining Professional Claims owing to the Professionals as and when Allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in such escrow account, if any, shall be returned to the Reorganized Debtors.

                           (b) All Professionals or other entities
requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including compensation for making a substantial contribution in any of the Chapter 11 Cases) shall file with the Bankruptcy Court and serve such applications on counsel for the Debtors, the Creditors' Committee, the United States Trustee and as otherwise required by the Bankruptcy Court and the Bankruptcy Code an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the end of the month in which the Effective Date occurred. Objections to applications of Professionals and other entities for compensation and reimbursement of expenses must be filed with the Bankruptcy Court no later than sixty-five
(65) days after the end of the month in which the Effective Date occurred. All compensation and reimbursement of expenses allowed by the Bankruptcy Court shall be paid ten (10) days after the entry of an Order allowing such fees and expenses, or as soon thereafter as practicable.

                  11.2 Other Administrative Claims. All other requests for payment of an Administrative Claim, other than fees for the Prepetition Indenture Trustees and their counsel which shall be paid without requiring the filing of a fee application (other than as set forth in Section 11.1 of this Plan), must be filed with the Bankruptcy Court and served on counsel for the Debtors and/or the Reorganized Debtors no later than forty-five
(45) days after the Effective Date. Unless the Debtors object to an Administrative Claim within forty-five (45) days after receipt, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to the fees and expenses of the Prepetition Indenture Trustees (including their counsel fees and expenses) in connection with their services as Prepetition Indenture Trustees, which fees and expenses shall be paid reasonably promptly by the Reorganized Debtors, or with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

                                ARTICLE XII

                              LITIGATION TRUST

                  12.1     Appointment of Trustee.

                           (a) The Trustee for the Litigation Trust shall
be designated by the Creditors' Committee (in consultation with the Debtors). Specifically, the Creditors' Committee shall file a notice on a date that is not less than five (5) days prior to the Confirmation Hearing designating the Person who it has selected as Trustee and seeking approval of such designation. The Person designated as Trustee shall file an affidavit demonstrating that such Person is disinterested. If approved by the Bankruptcy Court, the Person so designated shall become the Trustee on the Effective Date.

                           (b) The Trustee shall have and perform all of
the duties, responsibilities, rights and obligations set forth in the Trust Agreement.

                  12.2 Transfer of Trust Assets to the Litigation Trust. On the Effective Date, the Debtors shall transfer and shall be deemed to have irrevocably transferred to the Litigation Trust, for and on behalf of the beneficiaries of the Trust, with no reversionary interest in the Debtors, the Trust Assets.

                  12.3     The Litigation Trust.

                           (a) Without any further action of the directors
or shareholders of the Debtors, on the Effective Date, the Trust Agreement for the Litigation Trust, substantially in the form of Exhibit G to this Plan and any other Trust Agreement, shall become effective. The Trustee shall accept the Litigation Trust and sign the Trust Agreement on the Effective Date and the Litigation Trust will then be deemed created and effective.

                           (b) The Trustee shall have full authority to
take any steps necessary to administer the Trust Agreement, including, without limitation, the duty and obligation to liquidate Trust Assets, to make distributions therefrom to the Disbursing Agent for distribution to holders of Allowed Claims in Class C-4 and, if authorized by majority vote of those members of the Trust Advisory Board authorized to vote, to pursue and settle any other Trust Claims. Upon such transfer (which, as stated above, shall occur on the Effective Date), the Debtors, the Disbursing Agent and the Reorganized Debtors shall have no other further rights or obligations with respect thereto.

                           (c) All costs and expenses associated with the
administration of the Litigation Trust, including those rights, obligations and duties described in Section 12.3(b) of this Plan, shall be the responsibility of and paid by the Litigation Trust; provided, however, that Reorganized Comdisco in its sole discretion may determine to make such loans to the Litigation Trust to pay such costs and expenses as it determines are necessary and appropriate. Notwithstanding the foregoing, the Reorganized Debtors shall make available to the Trustee reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of the Reorganized Debtors to representatives of the Litigation Trust to enable the Trustee to perform the Trustee's tasks under the Trust Agreement and this Plan; provided, however, that the Reorganized Debtors will not be required to make expenditures in response to such requests determined by them to be unreasonable. The Reorganized Debtors shall not be entitled to compensation or reimbursement (including reimbursement for professional fees) with respect to fulfilling their obligations as set forth in this Section 12.3(c). The Bankruptcy Court retains jurisdiction to determine the reasonableness of either a request for assistance and/or a related expenditure. Any requests for assistance shall not interfere with the Reorganized Debtors' run off operations.

                           (d) The Trustee may retain such law firms,
accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the "Trustee Professionals"), in its sole discretion, and at its sole expense, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the liquidation and distribution of Trust Assets.

                           (e) For federal income tax purposes, it is
intended that the Litigation Trust be classified as a liquidating trust under section 301.7701-4 of the Procedure and Administration Regulations and that such trust be owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Trust Assets and then contributed such interests to the Litigation Trust. The Trust Agreement shall (i) state that the primary purpose of the Litigation Trust is to liquidate the Trust Assets with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, its liquidating purpose and
(ii) contain a fixed or determinable termination date that is generally not more than five (5) years from the date of creation of the Litigation Trust, which termination date may be extended for one or more finite terms subject to the approval of the bankruptcy court upon a finding that the extension is necessary to its liquidating purpose. Each such extension must be approved by the bankruptcy court within six (6) months of the beginning of the extended term.


                           (f) The Trustee shall be responsible for filing
all federal, state and local tax returns for the Litigation Trust. The Trustee shall file all federal tax returns for the Litigation Trust as a grantor trust pursuant to section 1.671-4(a) of the Procedure and Administration Regulations.

                  12.4     The Trust Advisory Board.

                           (a) The Trust Advisory Board shall be comprised
of up to three (3) members, each of which shall be designated by the Creditors' Committee. The Creditors' Committee, and/or the new board of Reorganized Comdisco, may elect whether to create a Trust Advisory Board. The Creditors' Committee shall give the Debtors written notice of the identities of such members and file such notice with the Bankruptcy Court on a date that is not less than five (5) days prior to the Confirmation Hearing; provided, however, that if the Creditors' Committee fails to file and give such notice, the Debtors shall designate the members of the Trust Advisory Board by announcing their identities at the Confirmation Hearing. The Trust Advisory Board shall adopt such By-laws as it may deem appropriate. The Trustee shall consult regularly with the Trust Advisory Board when carrying out the purpose and intent of the Litigation Trust. Members of the Trust Advisory Board shall be entitled to compensation in accordance with the Trust Agreement and to reimbursement of the reasonable and necessary expenses incurred by them in carrying out the purpose of the Trust Advisory Board. Reimbursement of the reasonable and necessary expenses of the members of the Trust Advisory Board and their compensation to the extent provided for in the Trust Agreement shall be payable by the Litigation Trust.

                           (b) In the case of an inability or unwillingness
of any member of the Trust Advisory Board to serve, such member shall be replaced by designation of the remaining members of the Trust Advisory Board. If any position on the Trust Advisory Board remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Trust Advisory Board.

                           (c) Upon the certification by the Trustee that
all Trust Assets have been distributed, abandoned or otherwise disposed of, the members of the Trust Advisory Board shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.

                           (d) The Trust Advisory Board shall, by majority
vote, approve all settlements, after considering, among other things, the SIP Participant's ability to pay their SIP Subrogation Claim, of Claims which the Trustee or any member of the Trust Advisory Board may propose, provided, however, that the Trustee may seek Bankruptcy Court approval of a settlement of a Claim if the Trust Advisory Board fails to act on a proposed settlement of such SIP Subrogation Claims within thirty (30) days of receiving notice of such proposed settlement by the Trustee or as otherwise determined by the Trustee.

                           (e) The Trust Advisory Board may remove the
Trustee in its discretion. In the event the requisite approval is not obtained, the Trustee may be removed by the Bankruptcy Court for cause shown. In the event of the resignation or removal of the Trustee, the Trust Advisory Board shall, by majority vote, designate a person to serve as successor Trustee.

                           (f) Notwithstanding anything to the contrary in
this Plan, neither the Trust Advisory Board or any of its members, designees, counsel, financial advisors or any duly designated agent or representatives of any such party shall be liable for the act, default or misconduct of any other member of the Trust Advisory Board, nor shall any member be liable for anything other than such member's own gross negligence or willful misconduct. The Trust Advisory Board may, in connection with the performance of its duties, and in its sole and absolute discretion, consult with its counsel, accountants or other professionals, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Trust Advisory Board determines not to consult with its counsel, accountants or other professionals, it shall not be deemed to impose any liability on the Trust Advisory Board, or its members and/or designees.

                           (g) The Trust Advisory Board shall govern its
proceedings through the adoption of by- laws, which the Trust Advisory Board may adopt by majority vote. No provision of such by-laws shall supersede any express provision of the Plan.

                  12.5 Distributions of Trust Assets. The Trustee shall make distributions of Net Trust Recoveries as follows: first, to pay the Trust Expenses; and, second, to the Disbursing Agent to disburse Pro Rata to holders of Allowed Claims in Class C-4 as required by this Plan. Distributions to holders of Allowed Claims in Class C-4 by the Trustee of Net Trust Recoveries shall be made at least semi-annually beginning with a calendar quarter that is not later than the end of the second calendar quarter after the Effective Date; provided, however, that the Trustee shall not be required to make any such semi-annual distribution in the event that the aggregate proceeds and income available for distribution is not sufficient, in the Trustee's discretion (after consultation with the Trust Advisory Board) to distribute monies to the holders of Allowed Claims in Class C-4. The Trustee will make continuing efforts to prosecute or settle the SIP Subrogation Claims, make timely distributions, and not unduly prolong the duration of the Litigation Trust.


                                ARTICLE XIII

                 CONFIRMATION AND CONSUMMATION OF THE PLAN

                  13.1 Conditions to Confirmation. The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with Section 13.3 of the Plan:

                           (a) The Bankruptcy Court shall have approved by
Final Order a Disclosure Statement with respect to the Plan in form and substance reasonably acceptable to the Debtors.

                           (b) The Confirmation Order shall be in form and
substance reasonably acceptable to the Debtors.

                  13.2 Conditions to Effective Date. The following are conditions precedent to the occurrence of the Effective Date:

                           (a) The Debtors or the Reorganized Debtors shall
have Cash on hand sufficient to fund the Cash Reserve and make any other payments required to be paid under this Plan by the Debtors or the Reorganized Debtors on or as soon as practicable after the Effective Date.

                           (b) The Confirmation Order shall be in form and
substance acceptable to the Debtors and shall have been entered by the Bankruptcy Court and shall be a Final Order, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

                           (c) All transactions set forth in Section 7.1 of
this Plan shall have been entered into and all conditions precedent to the consummation thereof shall have been satisfied.

                           (d) Any order necessary to satisfy any condition
to the effectiveness of the Plan shall have become a Final Order and all documents provided for under the Plan shall have been executed and delivered by the parties thereto.

                           (e) Reorganized Comdisco shall have executed the
New Senior Notes and the New PIK Notes.

                  13.3 Waiver of Conditions. The conditions set forth in Sections 13.1 and 13.2 of the Plan may be waived, in whole or in part, by the Debtors with the consent of the Creditors' Committee, which consent shall not be unreasonably withheld, without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their reasonable discretion based on the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

                                ARTICLE XIV

                 EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

                  14.1     Discharge of the Debtors.

                           (a) Pursuant to sections 524 and 1141(d) of the
Bankruptcy Code, and except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of and Interests in the Debtors, the Reorganized Debtors, or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, including, but not limited to, demands and liabilities that arose before the Petition Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Confirmation Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (iii) the Claim holder of such a Claim accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all liabilities of the Debtors, subject to the Effective Date occurring.

                           (b) Pursuant to section 1141(d)(3) of the
Bankruptcy Code, entry of the Confirmation Order will not discharge Claims or Causes of Action against the Prism Debtors; provided, however, that no holder of a Claim against Prism Debtors may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any of such Debtors or their respective property except as expressly provided in this Plan.

                  14.2 Compromises and Settlements. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the Debtors may compromise and settle various Claims against them and claims that they have against other Persons. The Debtors expressly reserve the right to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date pursuant to the terms of the Order Pursuant to 11 U.S.C. ss. ss. 105 and 502 and Rule 9019(b) of the Federal Rules of Bankruptcy Procedure Authorizing the Debtors to Settle Certain Claims, dated March 26, 2002. After the Effective Date, the Reorganized Debtors may compromise and settle any Claims against them and claims they may have against other Persons without approval from the Bankruptcy Court.

                  14.3 Satisfaction of Subordination Rights. All Claims against the Debtors and all rights and claims between or among Claim holders relating in any manner whatsoever to Claims against the Debtors, based upon any claimed subordination rights (if any), shall be deemed satisfied by the distributions under the Plan to Claim holders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged and terminated as of the Effective Date. Distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any Claim holder by reason of any claimed subordination rights or otherwise, so that each Claim holder shall have and receive the benefit of the distributions in the manner set forth in the Plan.

                  14.4 Exculpation and Limitation of Liability. Except as otherwise specifically provided in this Plan, the Debtors, the Reorganized Debtors, the Creditors' Committee, the members of the Creditors' Committee in their representative capacity, the Equity Committee, the members of the Equity Committee in their respective capacity, any of such parties' respective present or former members, officers, directors, employees, advisors, representatives, Restructuring Professionals or agents, the Prepetition Indenture Trustees and their agents and professionals, the Prepetition Lenders and their agents and professionals and any of such parties' predecessors, successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action or liability to one another or to any holder of any Claim or Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan except for their gross negligence or willful misconduct and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         Notwithstanding any other provision of this Plan, no Claim holder or Interest holder, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Reorganized Debtors, the Creditors' Committee, the members of the Creditors' Committee in their representative capacity, the Equity Committee, the members of the Equity Committee in their respective capacity, or any of such parties' respective present or former members, officers, directors, employees, advisors, representatives, Restructuring Professionals or agents, the Prepetition Indenture Trustees and their agents and professionals or such parties' successors and assigns, for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan except for their gross negligence or willful misconduct, provided that nothing in this
Section 14.4 shall apply to any Professional who is not a Restructuring Professional.

                  14.5 Indemnification Obligations. In satisfaction and compromise of any obligations or rights of any of the Indemnitees' Indemnification Rights, (a) all Indemnification Rights except (i) all Indemnification Rights of an Indemnitee who is also a Released Party, (ii) the indemnification rights of the Prepetition Indenture Trustees under the Prepetition Indentures and (iii) those based solely upon any act or omission arising out of or relating to any Indemnitee's service with, for or on behalf of a Debtor on or after the Petition Date (collectively, the "Continuing Indemnification Rights"), shall be released and discharged on and as of the Effective Date; provided that the Continuing Indemnification Rights shall remain in full force and effect on and after the Effective Date and shall not be modified, reduced, discharged or otherwise affected in any way by the Chapter 11 Cases, (b) the Debtors or the Reorganized Debtors, as the case may be, covenant to purchase and maintain director and officer insurance providing coverage for those Indemnitees with Continuing Indemnification Rights for a period of two years after the Effective Date insuring such parties in respect of any claims, demands, suits, causes of action or proceedings against such Indemnitees based upon any act or omission related to such Indemnitee's service with, for or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors (the "Insurance Coverage"), (c) the insurers are authorized to pay any professional fees and expenses incurred in connection with any action relating to any Continuing Indemnification Rights and (d) the Debtors or the Reorganized Debtors, as the case may be, hereby indemnify Indemnitees with Continuing Indemnification Rights and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered by either under the foregoing Insurance Coverage or any prior similar policy.

                  14.6     Releases by Debtors and Debtors in Possession.

                           (a) Pursuant to section 1123(b)(3) of the
Bankruptcy Code, effective as of the Effective Date, each Debtor, in its individual capacity and as a Debtor in Possession, for and on behalf of its Estate, shall release and discharge all Released Parties for and from any and all (x) claims or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interest, restructuring or the Chapter 11 Cases and (y) Avoidance Actions, except to the extent that an Avoidance Action is against a Released Party who was an officer of the Debtors as of September 30, 2000.

                           (b) No provision of this Plan or of the
Confirmation Order, including without limitation, any release or exculpation provision, shall modify, release or otherwise limit the liability of any Person not specifically released hereunder, including without limitation, any Person that is a co-obligor or joint tortfeasor of a Released Party or that otherwise is liable under theories of vicarious or other derivative liability.

                           (c) The Reorganized Debtors and any newly-formed
entities that will be continuing the Debtors' businesses after the Effective Date shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

                           (d) Nothing in this Section 14.6 shall release
any SIP Lender or Prepetition Lender from any liability, claims, defenses or right of set off or recoupment relating to the SIP or the SIP Guarantee.

                  14.7 Release by Holders of Claims and Interests. On the Effective Date(s) (a) each Person that votes to accept the Plan, (b) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all holders of Claims and Interests, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, each entity (other than a Debtor) that has held, holds or may hold a Claim or Interest, as applicable, and (c) each Prepetition Lender (i) under the Prepetition Citibank 364 Day Global Credit Facility and the Prepetition Citibank Global Credit Facility to the extent over 50% of the applicable Prepetition Lenders under the applicable Prepetition Credit Agreement vote to accept the Plan and (ii) under the Prepetition National Westminster Bank 364 Day Credit Facility and the Prepetition National Westminster Bank Credit Facility to the extent over 66 2/3% of the applicable Prepetition Lenders under the applicable Prepetition Credit Agreement vote to accept the Plan (each, a "Release Obligor"), shall have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged each Released Party from any claim or Cause of Action existing as of the Effective Date arising from, based on or relating to, in whole or in part, the subject matter of, or the transaction or event giving rise to, the Claim or Interest of such Release Obligor, and any act, omission, occurrence or event in any manner related to such subject matter, transaction or obligation; provided, however, that this Section 14.7 shall not release any Released Party from any claim or Cause of Action existing as of the Effective Date, based on (i) the Internal Revenue Code or other domestic state, city or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city or municipality, or (iii) any criminal laws of the United States or any domestic state, city or municipality; further provided, however, that this Section 14.7 shall not release any Prepetition Lenders or Prepetition Agents from any claim or Cause of Action owed to the Prepetition Bank or another Prepetition Lender, nor shall the Section 14.7 release any SIP Participant from such participant's obligations and liabilities to the SIP Lenders arising from or related to the SIP Notes. Notwithstanding anything in this Section 14.7 to the contrary, nothing herein shall release (i) any individual that was a named party to the Securities Class Action as of the Petition Date from any liability relating thereto or (ii) any SIP Lender or Prepetition Lender from any liability, claims, defenses or right of set off or recoupment relating to the SIP or the SIP Guarantee.

                  14.8 Injunction. The satisfaction, release and discharge pursuant to this Article XIV of this Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset or recover any Claim or Cause of Action satisfied, released or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

                  14.9     SIP Release.

                           (a) All SIP Participants shall receive a 20%
reduction of the SIP Subrogation Claim if, on or before, the SIP Election Date, such SIP Participant agrees (i) to release all Claims and SIP-related Interests (but not other Interests in Old Common Stock) against Comdisco and any of the Released Parties, and (ii) to pay the remaining 80% of such SIP Subrogation Claim within 30 days after Reorganized Comdisco notifies such SIP Participant that Reorganized Comdisco will be making, or has made, a payment in connection with the SIP Guaranty Agreement.

                           (b) Any SIP Participant employed by Reorganized
Comdisco as of the Petition Date, other than an employee terminated for cause or who voluntarily resigned prior to July 31, 2002, is eligible for an additional 20% reduction of the applicable SIP Subrogation Claim, subject to the same terms described in paragraph (a) above, except that only 60% of the SIP Subrogation Claim must be repaid.

                           (c) Any SIP Participant employed by Reorganized
Comdisco as of August 1, 2002, shall be eligible, based upon the criticality of the employment services to be rendered, for an additional reduction of either 20% or 40% of the applicable SIP Subrogation Claim, provided that (i) the same terms described in paragraph (a) above shall apply, except that (x) only 40% or 20%, respectively, of the SIP Subrogation Claim must be repaid, and (y) such repayment shall occur on the later of 30 days after receipt of a SIP Participant's last Reorganized Comdisco earnings or 30 days after Comdisco notifies a SIP Participant that Reorganized Comdisco will be making, or has made, a payment in connection with the SIP Guaranty Agreement, (ii) up to 50% of such SIP Participant's non-base salary for post-April 1, 2002 earnings shall be held by Reorganized Comdisco to secure the payment required to be made by such employee under paragraph (a) above and (iii) if such employee voluntarily leaves the employ of Reorganized Comdisco or is terminated for cause, then such employee shall be eligible only for the relief set forth in paragraph
(a) above.

                           (d) The SIP Subrogation Claim with respect to
any SIP Participant not electing to receive the relief set forth above shall be transferred for collection to the Litigation Trust. Nothing in this Section 14.9 shall affect any indemnification, reimbursement or other rights which Reorganized Comdisco may have as to any party other than a SIP Participant or any rights, objections or defenses which Reorganized Comdisco may have with respect to the claims made against Reorganized Comdisco under the SIP Guaranty Agreement or otherwise related to the SIP.

                           (e) If any SIP Participant electing to receive
the relief set forth above defaults on the payment owed to Reorganized Comdisco pursuant to this section, such SIP Participant shall not be released from any liability owed to Comdisco pursuant to the SIP
Subrogation Claim and the SIP Guaranty Agreement.

                           (f) SIP Participants are not eligible to
participate in any upside sharing bonus provided in the Management Incentive Plan to the extent that such incentive compensation exceeds such SIP Participant's existing contractual bonus entitlement, if any, unless such employee elects to accept the resolution of SIP Guarantee Claim as set forth in this Section 14.9 of the Plan.

                           (g) Nothing contained in this Section 14.9 or
any other provision of this Plan (i) modifies, discharges, or releases the SIP Participants from, the obligations and liabilities of the SIP Participants under the those certain promissory notes (the "SIP Notes") executed by each SIP Participant as consideration for advances made by Bank One, NA, as agent under the SIP Guaranty Agreement ("Bank One"), to fund the SIP obligations, (ii) modifies or discharges, and the Plan reserves, the right of Bank One to assert, and the right of Comdisco, the Reorganized Debtors or the Litigation Trust to defend against the assertion by Bank One, that until all principal of, interest on and other obligations under the SIP Notes have been paid in full, Comdisco, the Reorganized Debtors, and/or Litigation Trust are not subrogated to the rights of Bank One and the other SIP lenders and are unable to seek to collect amounts paid on behalf of the SIP Participants from the respective SIP Participants, (iii) modifies or discharges, and the Plan reserves, the right of Comdisco, the Reorganized Debtors, and/or the Litigation Trust to assert defenses to the Claim of Bank One under the SIP Guaranty Agreement or (iv) modifies or discharges and the Plan reserves the right of Comdisco, the Reorganized Debtors and/or the Litigation Trust to assert any claim against Bank One relating to the SIP or the SIP Guarantee. Until all obligations under the SIP Notes have been paid in full, regardless of whether any distribution is made to Bank One or the other SIP lenders by the Debtor on account of the SIP Guaranty and regardless of whether any SIP Participant settles his or her liability with Reorganized Comdisco pursuant to this section 14.9, Bank One and other SIP lenders may pursue collection actions against the SIP Participants and the SIP Participants, as well as any other party in interest, may assert any applicable defense with respect thereto.

                           (h) Neither the Plan nor a SIP Participant's
election not to accept the relief proposed in this Section 14.9 shall be deemed to waive or eliminate (i) the right of such SIP Participant to assert or plead any defenses, in law or in equity, or right of setoff in response to any action by Comdisco, the Litigation Trust or any other person or entity in connection with any action against a SIP Participant to enforce any obligation of any SIP Participant relating to or arising out of the SIP, including any SIP Subrogation Claim against any such SIP Participant, or (ii) the right of Comdisco, the Litigation Trust or any other person to oppose any such assertions or pleadings.


                                 ARTICLE XV

                         RETENTION OF JURISDICTION

                  Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other things, the following matters:

                           (a) to hear and determine pending motions for
the assumption or rejection of executory contracts or unexpired leases or the assumption and assignment, as the case may be, of executory contracts or unexpired leases to which any of the Debtors are a party or with respect to which any of the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid to such Claim holders;

                           (b) to adjudicate any and all Causes of Action,
adversary proceedings, applications and contested matters that have been or hereafter are commenced or maintained in or in connection with the Chapter 11 Cases or the Plan, including, without limitation, any adversary proceeding or contested matter, proceedings to adjudicate the allowance of Disputed Claims, and all controversies and issues arising from or relating to any of the foregoing;

                           (c) to ensure that distributions to Allowed
Claim holders are accomplished as provided herein;

                           (d) to hear and determine any and all objections
to the allowance or estimation of Claims filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim, in whole or in part;

                           (e) to enter and implement such orders as may be
appropriate if the Confirmation Order is for any reason stayed, revoked, modified and/or vacated;

                           (f) to issue orders in aid of execution,
implementation or consummation of the Plan;

                           (g) to consider any modifications of the Plan
with respect to any Debtor, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                           (h) to hear and determine all matters involving
claims or Causes of Action involving any of the Debtors or their property;

                           (i) to hear and determine all applications for
allowance of compensation and reimbursement of Professional Claims under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code;

                           (j) to hear and determine all motions or
objections regarding compensation and reimbursement of expenses made by any professionals, including, without limitation, the ability of the Bankruptcy Court to enter an order to show cause and commence a hearing to examine any issue concerning the fees and expenses of any professionals;

                           (k) to determine requests for the payment of
Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

                           (l) to hear and determine disputes arising in
connection with the interpretation, implementation or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

                           (m) to hear and determine all suits or adversary
proceedings to recover assets of any of the Debtors and property of their Estates, wherever located;

                           (n) to hear and determine matters concerning
state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

                           (o) to hear any other matter not inconsistent
with the Bankruptcy Code;

                           (p) to hear and determine all disputes involving
the existence, nature or scope of the Debtors' discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

                           (q) to hear and determine disputes arising in
connection with the interpretation, implementation or enforcement of the Litigation Trust and, if the Plan is implemented pursuant to the Trust Structure, any trust formed under the Trust Structure;

                           (r) to enter a final decree closing the Chapter
11 Cases;

                           (s) to hear and determine all matters relating
to the SIP Subrogation Claims; and

                           (t) to enforce all orders previously entered by
the Bankruptcy Court.

Notwithstanding anything contained herein to the contrary, the Bankruptcy Court retains exclusive jurisdiction to hear and determine disputes concerning (i) Claims or (ii) Causes of Action and any motions to compromise or settle such disputes. Despite the foregoing, if the Bankruptcy Court is determined not to have jurisdiction with respect to the foregoing, or if the Reorganized Debtors choose to pursue any Claim or Cause of Action (as applicable) in another court of competent jurisdiction, the Reorganized Debtors will have authority to bring such action in any other court of competent jurisdiction.

                                ARTICLE XVI

                          MISCELLANEOUS PROVISIONS

                  16.1 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former holders of Claims and Interests, other parties in interest and their respective successors and assigns as of the entry of the Confirmation Order.

                  16.2 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as of the entry of the Confirmation Order as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. The Reorganized Debtors will continue to pay fees pursuant to section 1930 of title 28 of the United States Code until the Chapter 11 Cases are dismissed.

                  16.3 Amendment or Modification of the Plan. The Debtors may alter, amend or modify the Plan with respect to any Debtor or any Plan Schedules or Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing with the consent of the Creditors' Committee (such consent not to be unreasonably withheld). After the Confirmation Date and prior to substantial consummation of the Plan with respect to any Debtor as defined in section 1101(2) of the Bankruptcy Code, the Debtors or the Reorganized Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan with respect to such Debtor or Reorganized Debtor, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially adversely affect the treatment of Claim holders or Interest holders under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

                  16.4 Revocation, Withdrawal or Non-Consummation. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects,
(b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

                  16.5 Notice. All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  COMDISCO, INC.
                  6111 North River Road
                  Rosemont, Illinois  60018
                  Telephone:    (847) 698-3000
                  Facsimile:    (847) 518-5478
                  Attn:         General Counsel

                  with copies to:

                  SKADDEN, ARPS, SLATE,
                      MEAGHER & FLOM (ILLINOIS)
                  333 West Wacker Drive
                  Chicago, Illinois  60606-1285
                  Telephone:    (312) 407-0700
                  Facsimile:    (312) 407-0411
                  Attn:         John Wm. Butler, Jr.
                                George N. Panagakis
                                Felicia Gerber Perlman

                  16.6 Governing Law. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit or schedule to the Plan provides otherwise, the rights and obligations arising under this Plan and any agreements, documents and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

                  16.7 Tax Reporting and Compliance. In connection with the Plan and all instruments issued in connection therewith and distributions thereof, the Debtors and the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtors are hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

                  16.8 Committees. As of the Effective Date, the Creditors' Committee and the Equity Committee shall dissolve whereupon its members, professionals and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except that Professionals shall comply with Section 11.1 of this Plan. The Professionals retained by the Creditors' Committee, the Equity Committee and the members thereof shall not be entitled to compensation and reimbursement of expenses for services rendered after the Effective Date, except for services rendered in connection with (i) the implementation of the transactions contemplated to occur on the Effective Date hereunder and
(ii) applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed after the Effective Date pursuant to Section 11.1 of this Plan.

                  16.9 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

                  16.10 No Waiver or Estoppel. Each Claim holder or Interest holder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors' Committee and/or its counsel, the Equity Committee and/or its Counsel or any other party, if such agreement was not disclosed in the Plan, the Disclosure Statement or papers filed with the Bankruptcy Court.

Dated:     June 13, 2002
                                      Respectfully submitted,
                                      COMDISCO, INC. AND ITS SUBSIDIARIES AND
                                      AFFILIATES THAT ARE ALSO DEBTORS AND
                                      DEBTORS IN POSSESSION IN THE CHAPTER 11
                                      CASES


                                      By:   /s/ Norman P. Blake
                                            ------------------------------------
                                            Norman P. Blake
                                            Chairman and Chief Executive Officer

Counsel:


By:        /s/ John Wm. Butler, Jr.
           --------------------------------------
           John Wm. Butler, Jr.
           George N. Panagakis
           Felicia Gerber Perlman
           SKADDEN, ARPS, SLATE, MEAGHER
                & FLOM (ILLINOIS)
           333 West Wacker Drive
           Chicago, Illinois  60606-1285
           (312) 407-0700

           ATTORNEYS FOR DEBTORS




                                                                EXHIBIT A


                  FORM OF CERTIFICATE OF INCORPORATION OF
             REORGANIZED COMDISCO AND NEW SUBSIDIARY COMPANIES







                          TO BE FILED ON OR BEFORE
                          THE EXHIBIT FILING DATE




                                                                EXHIBIT B


                            FORM OF BY-LAWS OF
             REORGANIZED COMDISCO AND NEW SUBSIDIARY COMPANIES




                          TO BE FILED ON OR BEFORE
                          THE EXHIBIT FILING DATE




                                                                EXHIBIT C-1


                 CONTINGENT EQUITY DISTRIBUTION THRESHOLDS



Contingent Equity Distribution Thresholds
($ in million, unless stated)


                                     Creditor                        Equity Received
                                                    ---------------------------------------------------
                                     Recovery             %             Aggregate %       Aggregate $
                                  ---------------   ---------------    --------------    --------------

                                      85.0%              3.0%              3.0%              $0.0
                                      91.0%              6.0%              9.0%              $7.5
                                      95.0%             12.0%              21.0%             $23.6
                                      100.0%            16.0%              37.0%             $77.5


                                  ---------------------------------------------------------------------
DISTRIBUTION AT PLAN                  89.8%              3.0%              3.0%              $6.0
                                  ---------------------------------------------------------------------





                                  ATTACHED




                                                                EXHIBIT C-2


                  CONTINGENT EQUITY DISTRIBUTION AGREEMENT







                          TO BE FILED ON OR BEFORE
                          THE EXHIBIT FILING DATE






                                                                EXHIBIT D-1



                   TERM SHEET FOR NEW PIK NOTES INDENTURE


                              Summary of Terms
               Subordinated Secured Notes (Series B) due 2005


Issuer: Reorganized Comdisco ("Reorganized Comdisco") and New Leasing Company ("New Leasing Company"), a wholly-owned direct subsidiary of Reorganized Comdisco will issue the Series B Notes as co-issuers.

Principal Amount:          Series B Notes: At least $500,000,000

Issuance Date:             Effective Date of the Plan of Reorganization

Maturity Date:             The Series B Notes will mature three (3) years
                           after the Issuance Date.

Interest:                  The Series B Notes will be an accreting loan and
                           will bear interest on a fixed rate basis at a rate per annum equal to 11.0% and shall accrue on an actual/365 day basis and be payable quarterly in arrears; provided, that, prior to the payment in full of the principal amount of the Series A Notes, amounts in respect of regularly scheduled interest on the Series B
                           Notes shall be paid in kind. Interest shall accrue on the principal amount of, and on all unpaid accreted interest amounts under, the Series B Notes.

Principal:                 The entire principal amount of the Series B
                           Notes and all accrued but unpaid interest will be due in full on the Maturity Date.

Payment Dates:             Interest shall be paid on the last day of each
                           fiscal quarter (each, an "Interest Payment
                           Date").

Subordination:             The Series B Notes will be subordinated in right
                           of payment to the Series A Notes. The indenture for the Series A Notes will prohibit cash payments on the Series B Notes until the Series
                           A Notes have been repaid in full.

Optional                   After the Series A Notes have been repaid in
Prepayments:               full, the Issuer will have the option to prepay
                           all or any part of the principal amount of the Series B Notes at any time, together with accrued and unpaid interest on the principal amount being repaid, but without premium, make-whole or breakage amounts.


                           If an optional prepayment is made on any date which is not a Mandatory Prepayment Date, then the amount of Excess Cash Flow required to be prepaid on the next succeeding Mandatory Prepayment Date, if any, shall be reduced by the amount of such optional payment.

Mandatory                  After the Series A Notes are repaid in full, the
Prepayments:               Issuer will be required to make mandatory pro
                           rata prepayments of the principal amount of the Series B Notes in an amount equal to 100% of the Excess Cash Flow (as defined below).



                           Mandatory prepayments, if any, shall be made for each fiscal quarter within the 30th day after the end of such fiscal quarter (each, a "Mandatory Prepayment Date").

                           "Excess Cash Flow" means, after the Series A
                           Notes have been repaid in full, Unrestricted
                           Cash (which shall exclude (i) any amounts of the Scheduled Cash Reserve Amount for the current Fiscal Quarter, (ii) any amounts held in the Disputed Claims Reserve and (iii) any amounts held in the Supplemental Distribution Account) and Cash Equivalents (excluding Restricted Cash) on the balance sheet of Reorganized Comdisco, New Leasing Company, New Ventures Company and New Europe Holding Company (but excluding any cash balances of any foreign subsidiary of Reorganized Comdisco or New Europe Holding Company) as of 5:00 p.m. Eastern time on the last day of each Fiscal Quarter, minus, without duplication of any of the amounts below, an amount necessary to fund the Company's operating reserve up to the Scheduled Cash Reserve Amount for the next succeeding quarter, and accrued and unpaid amounts under the Management Incentive Plan. Excess Cash Flow for any Fiscal Quarter shall be calculated and paid within 30 days after the end of such Fiscal Quarter. The definitions of Unrestricted Cash and Scheduled Cash Reserve Account shall be agreed upon by the Debtors and the Creditors' Committee.

Security:                  The Series A Notes and Series B Notes will be
                           secured by a security interest in all ownership interests held by either co-issuer in New
                           Leasing Company, New Ventures Company and in all other U.S. entities owned directly by either co-issuer (collectively, the "Collateral").
                           Reorganized Comdisco shall be a holding company with no material assets other than ownership interests in U.S. entitles which are pledged as Collateral and such other assets as shall be agreed upon by the Debtors and the Creditors'
                           Committee. New Europe Holding Company will be wholly-owned by Reorganized Comdisco and will be a U.S. company whose equity interest shall be pledged as Collateral. The Collateral will be pledged by the co-issuers to a Collateral
                           Trustee for the benefit of the holders of the Series A Notes and the Series B Notes or such other arrangement as shall be agreed upon by the Debtors and Creditors' Committee. In the event of a continuing Event of Default under, and acceleration of, the Series A Notes (if the same are still outstanding), the Collateral Trustee shall take such actions as to the foreclosure upon and/or disposition of the Collateral as may be directed by holders of at least 51% of the outstanding principal amount of the Series A
                           Notes. If the Series A Notes are not then outstanding, in the event of a continuing Event of Default under, and acceleration of, the Series B Notes, the Collateral Trustee shall take such actions as to the foreclosure upon and/or disposition of the Collateral as may be directed by holders of at least 51% of the outstanding principal amount of the Series B
                           Notes. Amounts realized by the Collateral
                           Trustee from the disposition of the Collateral shall be applied first, to the Collateral
                           Trustee's fees, costs and expenses then unpaid, second, to the payment in full of all outstanding amounts then due and owing under the Series A Notes and third to the payment in full of all outstanding amounts then due and owing under the Series B Notes.

Covenants:                 Reorganized Comdisco will cause its U.S.
                           subsidiaries, New Leasing Company and New Europe
                           Holding Company, to undertake to distribute excess cash from its operations to Reorganized
                           Comdisco so long as its obligations on any Series B Notes remains outstanding.

                           The Series B Notes will contain limitations or prohibitions on Reorganized Comdisco and its domestic subsidiaries with respect to the following matters (to be agreed upon by the Debtors and the Creditors' Committee):

                           o incurrence of indebtedness and issuance of preferred stock;

                           o       restricted payments;

                           o dividend and other payment restrictions affecting domestic subsidiaries;

                           o       transactions with affiliates;

                           o       liens, which shall prohibit the
                                   incurrence of any lien to secure
                                   indebtedness (subject to limited
                                   carve-outs to be agreed upon (such as
                                   cash collateralization of letters of
                                   credit and surviving pre-petition
                                   liens));

                           o       sale and leaseback transactions;

                           o issuances and sales of equity interests in subsidiaries;

                           o       investments;

                           o       issuance of stock of Reorganized
                                   Comdisco;

                           o Reorganized Comdisco owning any assets other than Collateral;

                           o       mergers and consolidation;

                           o       amending the Certificate of
                                   Incorporation or By-Laws of Reorganized
                                   Comdisco; and

                           o       increases in payments under the
                                   Management Incentive Plan.


                           In addition, the Series B Notes will provide for the following covenants (except as may be agreed upon by the Debtors and the Creditors' Committee):

                           o Change of Control put for Series B Notes at 101% of principal plus accrued interest (Change of Control definition to be agreed upon by the Debtors and Creditors' Committee);

                           o       affirmative covenant to pledge
                                   additional Collateral by co- issuers;

                           o       additional affirmative covenants
                                   typically included in indentures for
                                   debt securities including financial
                                   reporting covenants.

Events of Default:         The Series B Notes will provide for Events of
                           Default customary for debt securities, to be agreed upon by the Debtors and the Creditors'
                           Committee.








                                                                EXHIBIT D-2




                      FORM OF NEW PIK NOTES INDENTURE





                          TO BE FILED ON OR BEFORE
                       THE NEW INDENTURE FILING DATE




                                                                EXHIBIT E-1


                 TERM SHEET FOR NEW SENIOR NOTES INDENTURE


                            Summary of Terms of
                  Senior Secured Notes (Series A) due 2003


Co-Issuers:                Reorganized Comdisco ("Reorganized Comdisco")
                           and New Leasing Company ("New Leasing Company"), a wholly-owned direct subsidiary of Reorganized
                           Comdisco, will issue the Series A Notes as co-issuers.

Principal Amount:          Series A Notes: $400,000,000

Issuance Date:             Effective Date of the Plan of Reorganization

Maturity Date:             The Series A Notes will mature 18 months after
                           the Issuance Date.

Interest:                  The Series A Notes will bear interest on a
                           floating rate basis and accrue on an actual/365 day basis and shall be payable quarterly in arrears. The Interest Rate will be computed as the sum of (i) three-month US Dollar LIBOR as quoted on Bloomberg Page BBAM 1 (British Bankers
                           Association page) ("LIBOR"); and (ii) the applicable "Margin" defined below. The LIBOR component of the Interest Rate for each quarter shall be fixed two (2) business days prior to the beginning of each payment period, commencing with the Issuance Date.

Margin:                    The Margin will be 3.00% per annum.

Payment Dates:             Interest shall be paid on the last day of each
                           fiscal quarter (each, an "Interest Payment
                           Date")

Principal:                 The entire principal amount of the Series A
                           Notes and all accrued but unpaid interest will be due in full on the Maturity Date.

Optional                   The Issuer will have the option to prepay all or
Prepayments:               any part of the principal amount of the Series A
                           Notes at any time, together with accrued and unpaid interest on the principal amount being repaid, but without premium, make-whole or breakage amounts.

                           If an optional prepayment is made on any date which is not a Mandatory Prepayment Date (as defined below), then the amount of Excess Cash Flow required to be prepaid on the next succeeding Mandatory Prepayment Date, if any, shall be reduced by the amount of such optional payment.

Mandatory                  The Issuer will be required to make mandatory
Prepayments:               pro rata prepayments of the principal amount of
                           the Series A Notes in an amount equal to 100% of the Excess Cash Flow (as defined below).

                           Mandatory prepayments, if any, shall be made for each fiscal quarter within the 30th day after the end of such fiscal quarter (each, a "Mandatory Prepayment Date").

                           "Excess Cash Flow" means Unrestricted Cash
                           (which shall exclude (i) any amounts of the Scheduled Cash Reserve Amount for the current Fiscal Quarter, (ii) any amounts held in the Disputed Claims Reserve and (iii) any amounts held in the Supplemental Distribution Account) and Cash Equivalents (excluding Restricted Cash) on the balance sheet of Reorganized Comdisco, New Leasing Company, New Ventures Company and New Europe Holding Company as of 5:00 p.m. Eastern time on the last day of each Fiscal Quarter, minus an amount necessary to fund the Company's operating reserve up to the Scheduled Cash Reserve Amount for the next succeeding quarter. Excess Cash Flow for any Fiscal Quarter shall be calculated and paid within 30 days after the end of such Fiscal Quarter. The definitions of Unrestricted Cash and Scheduled Cash Reserve Account shall be agreed upon by the Debtors and the Creditors' Committee.

Ranking: The Series A Notes will be paid in full prior to any cash payments being made on the Series B Notes. Prior to the repayment in full of the Series A Notes, accrued interest on the Series B Notes will be added to the principal balance of the Series B Notes.

Security:                  The Series A Notes and Series B Notes will be
                           secured by a security interest in all ownership interests held by either co-issuer in New
                           Leasing Company, New Ventures Company and in all other U.S. entities owned directly by either co-issuer (collectively, the "Collateral").
                           Reorganized Comdisco shall be a holding company with no material assets other than ownership interests in U.S. entitles which are pledged as Collateral and such other assets as shall be agreed upon by the Debtors and the Creditors'
                           Committee. New Europe Holding Company will be wholly-owned by Reorganized Comdisco and will be a U.S. company whose equity interest shall be pledged as Collateral. The Collateral will be pledged by the co-issuers to a Collateral
                           Trustee for the benefit of the holders of the Series A Notes and the Series B Notes or such other arrangement as shall be agreed upon by the Debtors and the Creditors' Committee. In the event of a continuing Event of Default under, and acceleration of, the Series A Notes, the Collateral Trustee shall take such actions as to the foreclosure upon and/or disposition of the Collateral as may be directed by holders of at least 51% of the outstanding principal amount of the Series A Notes. Amounts realized by the Collateral Trustee from the disposition of the Collateral shall be applied first, to the Collateral Trustee's fees, costs and expenses then unpaid, second, to the payment in full of all outstanding amounts then due and owing under the Series A Notes and third to the payment in full of all outstanding amounts then due and owing under the Series B Notes.

Covenants:                 New Leasing Company will cause New Ventures
                           Company to under take to distribute excess cash from its operations to New Leasing Company so long as any obligations on any Series A Notes or Series B Notes remain outstanding.

                           The Series A Notes will contain limitations or prohibitions on Reorganized Comdisco and its domestic subsidiaries with respect to the following matters (to be agreed upon by the Debtors and the Creditors' Committee):

                           o incurrence of indebtedness (subject to certain limited exceptions) and issuance of preferred stock;

                           o       restricted payments;

                           o dividend and other payment restrictions affecting domestic subsidiaries;

                           o       transactions with affiliates;

                           o       liens, which shall prohibit the
                                   incurrence of any lien to secure
                                   indebtedness (subject to limited
                                   carve-outs to be agreed upon (such as
                                   cash collateralization of letters of
                                   credit and surviving pre-petition
                                   liens));

                           o       sale and leaseback transactions;

                           o issuances and sales of equity interests in subsidiaries;

                           o       investments;

                           o       issuance of stock of Reorganized
                                   Comdisco;

                           o Reorganized Comdisco owning any assets other than Collateral;

                           o       mergers and consolidation;


                           o       amending the Certificate of
                                   Incorporation or By-Laws of Reorganized
                                   Comdisco; and

                           o       increases in payments under the
                                   Management Incentive Plan.


                           In addition, the Series A Notes will provide for the following covenants (except as may be agreed upon by the Debtors and the Creditors' Committee):


                           o Change of Control put for Series A Notes at 101% of principal plus accrued interest (Change of Control definition to be agreed upon by the Debtors and Creditors' Committee);

                           o       affirmative covenant to pledge
                                   additional Collateral by co- issuers;

                           o       additional affirmative covenants
                                   typically included in indentures for
                                   debt securities including financial
                                   reporting covenants.

Events of Default:         The Series A Notes will provide for Events of
                           Default customary for debt securities, to be agreed upon by the Debtors and the Creditors'
                           Committee.









                                                                EXHIBIT E-2


                     FORM OF NEW SENIOR NOTES INDENTURE







                          TO BE FILED ON OR BEFORE
                       THE NEW INDENTURE FILING DATE




                                                                EXHIBIT F


                   FORM OF REGISTRATION RIGHTS AGREEMENT







                          TO BE FILED ON OR BEFORE
                          THE EXHIBIT FILING DATE





                                                                EXHIBIT G


                          FORM OF TRUST AGREEMENT







                          TO BE FILED ON OR BEFORE
                          THE EXHIBIT FILING DATE




                                                                EXHIBIT H


                                SIP RELEASE







                          TO BE FILED ON OR BEFORE
                          THE EXHIBIT FILING DATE




                                SCHEDULE 8.1


                   ASSUMED LEASES AND EXECUTORY CONTRACTS



All Leases and Executory Contracts not listed in Plan Schedule 8.2.




                                SCHEDULE 8.2


                  REJECTED LEASES AND EXECUTORY CONTRACTS